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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HERITAGE COMMERCE CORP
(Name of (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HERITAGE COMMERCE CORP

April 20, 2010

Dear Shareholder:

        You are cordially invited to attend the 2010 Annual Meeting of Shareholders, which will be held at 1:00 p.m., Pacific time on Thursday, May 27, 2010, at Heritage Commerce Corp's offices, located at 150 Almaden Boulevard, San Jose, California, 95113.

        The accompanying Notice of Annual Meeting and proxy statement describe the business that will be conducted at the meeting and provide information about Heritage Commerce Corp. We have also enclosed our 2009 Annual Report on Form 10-K.

        Your continued support is appreciated and we hope you will attend the Annual Meeting. Whether or not you are personally present, it is very important that your shares be represented at the meeting. Accordingly, please sign, date, and mail the enclosed proxy card promptly. You may also vote electronically over the Internet or by telephone by following the instructions on the proxy card. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,

Jack W. Conner	Walter T. Kaczmarek
Chairman of the Board	President and Chief Executive Officer

150 Almaden Boulevard, San Jose, California 95113    •    Telephone (408) 947-6900    •    Fax (408) 947-6910

HERITAGE COMMERCE CORP
150 Almaden Boulevard
San Jose, California 95113

Notice of Annual Meeting of Shareholders

Date and Time:	Thursday, May 27, 2010, at 1:00 p.m., Pacific time.
Place:	Company's offices located at 150 Almaden Boulevard, San Jose, California 95113.
Items of Business:	1.	To elect 10 members of the Board of Directors, each for a term of one year;
	2.	Approval of an advisory proposal on the Company's executive compensation;
	3.	Approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 30,000,000 to 60,000,000;
	4.	Approval of an amendment to our Bylaws to reduce the range of the size of the Board of Directors;
	5.	Ratification of the selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2010;
6.
Approval of the adjournment of the Annual Meeting of Shareholders, if necessary, to allow for further solicitation of proxies in the event there are insufficient votes present at the meeting, in person or by proxy, to approve the amendment to our Articles of Incorporation to increase the number of authorized shares; and
	7.	To transact such other business as may properly come before the meeting, and any adjournment or postponement.
Record Date:	You can vote if you are a shareholder of record on April 5, 2010.
Mailing Date:
The proxy materials are being distributed to our shareholders on or about April 20, 2010, and include our Annual Report on Form 10-K, Notice of Annual Meeting, this proxy statement, and proxy or voting instruction card.
Important Notice Regarding the Internet Availability of Proxy Materials:
The proxy statement and Annual Report on Form 10-K are available at www.heritagecommercecorp.com. Your Vote is Important. Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the enclosed proxy card.

                        By Order of the Board of Directors,

                        Debbie Reuter
                        Corporate Secretary

April 20, 2010
San Jose, California

i

ii

PROXY STATEMENT FOR HERITAGE COMMERCE CORP
2010 ANNUAL MEETING OF SHAREHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

        We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2010 Annual Meeting of Shareholders. This proxy statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. You may also vote electronically by telephone or the Internet by following the instructions on the proxy card.

        Along with this proxy statement, we are also sending you the Heritage Commerce Corp 2009 Annual Report on Form 10-K, which includes our consolidated financial statements. Heritage Commerce Corp is also referred to in this proxy statement as the "Company."

Who is entitled to vote?

        We will begin sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about April 20, 2010 to all shareholders entitled to vote. Shareholders who were the record owners of the Company's common stock at the close of business on April 5, 2010 are entitled to vote. On this record date, there were 11,820,509 shares of common stock outstanding.

What constitutes a quorum?

        A majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the Annual Meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the Annual Meeting.

How many votes do I have?

        Each share of common stock entitles you to one vote in person or by proxy, for each share of common stock outstanding in your name on the books of the Company as of April 5, 2010, the record date for the Annual Meeting on any matter submitted to a vote of the shareholders, except that in connection with the election of directors (Proposal 1), you may cumulate your shares (see "What is cumulative voting and how do I cumulate my shares?" below). The proxy card indicates the number of votes that you have as of the record date.

How do I vote by proxy?

        You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or other nominee. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. If you hold your shares as a shareholder of record, you may vote by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided. You may also vote electronically by telephone or over the Internet (see below). Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

        If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

  •
  "FOR" the election of all 10 nominees for director;

  •
  "FOR" the approval of the advisory proposal on the Company's executive compensation;

  •
  "FOR" the approval of the amendment to the Articles of Incorporation to increase the number of authorized shares;

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  "FOR" the approval of the amendment to the Bylaws to reduce the range of the size of the Board of Directors;

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  "FOR" the ratification of the selection of Crowe Horwath LLP as our independent registered public accounting firm for 2010; and

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  "FOR" the authorization to adjourn the Annual Meeting.

        For the election of directors (Proposal 1), a shareholder may withhold authority for the proxy holders to vote for any one or more of the nominees by marking the enclosed proxy card in the manner instructed on the proxy card. Unless authority to vote for the nominees is so withheld, the proxy holders will vote the proxies received by them for the election of the nominees listed on the proxy card as directors of the Company. Your proxy does not have an obligation to vote for nominees not identified on the preprinted proxy card (that is, write-in candidates). Should any shareholder attempt to "write in" a vote for a nominee not identified on the preprinted card (and described in these proxy materials), your proxy will NOT vote the shares represented by your proxy card for any such write-in candidate, but will instead vote the shares for any and all other indicated candidates. If any of the nominees should be unable or decline to serve, which is not now anticipated, your proxy will have discretionary authority to vote for a substitute who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, your proxy intends to vote all of the proxies in such a manner, in accordance with the cumulative voting, as will assure the election of as many of the nominees identified on the proxy card as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders, in their sole discretion.

What do I have to do to vote my shares if they are held in the name of my broker?

        If your shares are held by your broker, sometimes called "street name" shares, you must vote your shares through your broker. You should receive a form from your broker asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine, but not on non-routine matters. A "broker non-vote" occurs when your broker does not vote on a particular proposal because the broker does not receive instructions from the beneficial owner and does not have discretionary authority. Each of (i) the non-binding advisory vote on executive compensation, (ii) approval of the amendment to the Articles of Incorporation to increase the number of authorized shares, (iii) the approval of the amendment to reduce the range of the size of the Board of Directors, (iv) the ratification of the selection of the Company's independent registered public accounting firm, and (v) authorization to adjourn the Annual Meeting, is a routine item. The election of directors is a proposal on which a broker may vote only if the beneficial owner has provided voting instructions.

How do I vote in person?

        If you plan to attend the Annual Meeting and desire to vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney from your nominee in order to vote at the Annual Meeting.

May I vote electronically over the Internet or by telephone?

        Shareholders whose shares are registered in their own names may vote either over the Internet or by telephone. Special instructions for voting over the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

        If your shares are registered in the name of a bank or brokerage firm you may be eligible to vote your shares electronically by telephone or over the Internet. Most U.S. banks and brokerage firms are clients of Broadridge Financial Solutions ("Broadridge"). As such, shareholders who receive either a paper copy of their proxy statement or electronic delivery notification have the opportunity to vote by telephone or over the Internet. If your bank or brokerage firm is a Broadridge client, your proxy card or Voting Instruction Form (VIF) will provide the instructions. If your proxy card or VIF does not provide instructions for Internet and telephone voting, please complete and return the proxy card in the self-addressed, postage-paid envelope provided.

What is cumulative voting and how do I cumulate my shares?

        For the election of directors (Proposal 1), California law provides that a shareholder of a California corporation, or his/her proxy, may cumulate votes in the election of directors. That is, each shareholder may cast that number of votes equal to the number of shares owned by him/her, multiplied by the number of directors to be elected, and he/she may cumulate such votes for a single candidate or distribute such votes among as many candidates as he/she deems appropriate.

        Certain affirmative steps must be taken by you in order to be entitled to vote your shares cumulatively for the election of directors. At the shareholders' meeting at which directors are to be elected, no shareholder is entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination prior to the commencement of the voting and at least one shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks appropriate. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.

        The proxies designated on your proxy card do not, at this time, intend to cumulate votes, to the extent they have the shareholder's discretionary authority to do so, pursuant to the proxies solicited in this proxy statement unless another shareholder gives notice to cumulate, in which case your proxy may cumulate votes in accordance with the recommendations of the Board of Directors. Therefore, discretionary authority to cumulate votes in such an event is solicited in this proxy statement.

May I change my vote after I return my proxy?

        If you fill out and return the enclosed proxy card, or vote by telephone or over the Internet, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of four ways:

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  You may send to the Company's Corporate Secretary another completed proxy card with a later date.

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  You may notify the Company's Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy.

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  You may attend the Annual Meeting and vote in person.

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  If you have voted your shares by telephone or over the Internet, you can revoke your prior telephone or Internet vote by recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet vote.

 What vote is required to approve each proposal?

Proposal 1:
Election of Directors
The 10 nominees for director are elected by a plurality of votes cast. This means that the 10 nominees who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate "WITHHOLD AUTHORITY" to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. Abstentions will not have any effect on the outcome of the vote. You may cumulate your votes in the election of directors as described under "What is cumulative voting and how do I cumulate my shares?" above. Broker non-votes will not count as a vote on the proposal and will not affect the outcome of the vote.
Proposal 2:
Approval of an Advisory Proposal on the Company's Executive Compensation
The affirmative vote of a majority of the shares entitled to vote present in person or by proxy at the Annual Meeting voting on this proposal is required to approve this proposal. A properly executed proxy marked "abstain" and broker non-votes will have the same effect as a negative vote.
Proposal 3:
Approval of an Amendment to the Company's Articles of Incorporation to Increase the Number of Authorized Shares
The affirmative vote of a majority of shares issued and outstanding on the Record Date is required to approve the amendment to the Articles of Incorporation to increase the number of authorized shares. A properly executed proxy marked "abstain" and broker non-votes will have the same effect as a negative vote.
Proposal 4:
Approval of an Amendment to the Company's Bylaws to Reduce the Range of the Size of the Board of Directors
The affirmative vote of a majority of the shares entitled to vote present in person or by proxy at the Annual Meeting voting on this proposal is required to approve this proposal. A properly executed proxy marked "abstain" and broker non-votes will have the same effect as a negative vote.
Proposal 5:
Ratification of Selection of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the shares entitled to vote present in person or by proxy at the Annual Meeting voting on this proposal is required to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm for 2010. A properly executed proxy marked "abstain" and broker non-votes will have the same effect as a negative vote.

Proposal 6:
Authorization to Adjourn the Annual Meeting
The affirmative vote of a majority of the shares entitled to vote present in person or by proxy at the Annual Meeting voting on this proposal is required to approve the proposal. A properly executed proxy marked "abstain" and broker non-votes will have the same effect as a negative vote.

How will voting on any other business be conducted?

        Your proxy card confers discretionary authority to your proxy to vote your shares on the matters which may properly be presented for action at the Annual Meeting, and may include action with respect to procedural matters pertaining to the conduct of the Annual Meeting.

What are the costs of soliciting these proxies?

        We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. We have hired Advantage Proxy to seek the proxies of custodians, such as brokers, which hold shares which belong to other people. This service will cost the Company approximately $3,500.

How do I obtain an Annual Report on Form 10-K?

        A copy of our 2009 Annual Report on Form 10-K accompanies this proxy statement. If you would like another copy of this report, we will send you one without charge. The Annual Report on Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission ("SEC"), but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you; however, expenses for copying and mailing them to you will be your responsibility. Please write to:

Heritage Commerce Corp
150 Almaden Boulevard
San Jose, California 95113
Attention: Corporate Secretary

        You can also find out more information about us at our website www.heritagecommercecorp.com. Our website is available for information purposes only and should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement. On our website you can access electronically filed copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 filings, and amendments to those reports and filings, free of charge. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information as of February 15, 2010, pertaining to beneficial ownership of the Company's common stock by persons known to the Company to own five percent or more of the Company's common stock, current directors of the Company, nominees to be elected to the Board of Directors, the executive officers named in the Summary Compensation Table presented in this proxy statement, and all directors and executive officers of the Company, as a group. This information has been obtained from the Company's records, or from information furnished directly by the individual or entity to the Company.

        For purposes of the following table, shares issuable pursuant to stock options which may be exercised within 60 days of February 15, 2010 are deemed to be issued and outstanding and have been treated as outstanding in determining the amount and nature of beneficial ownership and in calculating the percentage of ownership of those individuals possessing such interest, but not for any other individuals.

Name of Beneficial Owner(1)	Position	Shares Beneficially Owned(2)(3)		Exercisable Options	Percent of Class(3)
Frank G. Bisceglia	Director	122,548	(4)	17,203	1.04%
Jack W. Conner	Director & Chairman of the Board	96,048	(5)	18,048	0.81%
William J. Del Biaggio, Jr.	Executive Vice President/Marketing & Community Relations	155,220	(6)(17)	20,253	1.31%
Celeste V. Ford	Director	4,351	(7)	1,351	0.04%
John J. Hounslow	Director	123,395	(8)	3,395	1.04%
Walter T. Kaczmarek	President, CEO and Director	193,151	(9)(17)	99,697	1.62%
Mark E. Lefanowicz	Director	37,800	(10)	3,395	0.32%
James A. Mayer	Former Executive Vice President/East Bay Division	37,832	(11)	—	0.32%
Lawrence D. McGovern	Executive Vice President & CFO	72,041	(12)(17)	44,818	0.61%
Robert T. Moles	Director	107,138	(13)	16,834	0.91%
Michael R. Ong	Executive Vice President & Chief Credit Officer	10,256		10,256	0.09%
Raymond Parker	Executive Vice President/Banking Division	125,116	(17)	52,169	1.05%
Humphrey P. Polanen	Director	26,591	(14)	12,203	0.22%
Charles J. Toeniskoetter	Director	37,103	(15)	24,703	0.31%
Ranson W. Webster	Director	619,781		17,203	5.24%
All directors, and executive officers (15 individuals)		1,768,371			14.54%
Dimensional Fund Advisors LP		775,822	(16)		6.56%

1.
Except as otherwise noted, the address for all persons is c/o Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California, 95113.

2.
Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted. Listed amounts reflect all previous stock splits and stock dividends.

3.
Includes shares beneficially owned (including options exercisable within 60 days of February 15, 2010, as shown in the "Exercisable Options" column), both directly and indirectly, together with associates.

4.
Includes 12,784 shares held as trustee of the Edith Lico Simoni Trust, 89,895 shares as one of two trustees of the Bisceglia Family Trust, and 15,450 shares held by Mr. Bisceglia in a personal Individual Retirement Account.

5.
Includes 300 shares held in a trust account, and 6,700 shares held by Mr. Conner's spouse.

6.
Includes 77,949 shares held in a personal Individual Retirement Account, 49,000 shares held as one of two trustees of the Del Biaggio Family Trust, and 5,716 shares held in the name of his spouse.

7.
Includes 3,000 shares in a trust account held by Ms. Ford.

8.
Includes 120,000 shares in a trust account held by Mr. Hounslow.

9.
Includes 25,500 restricted shares held by Mr. Kaczmarek and 41,000 shares held in a personal Individual Retirement Account. Mr. Kaczmarek individually owns 25,500 shares. Mr. Kaczmarek was awarded 51,000 restricted shares of the Company common stock pursuant to the terms of a Restricted Stock Agreement, dated March 17, 2005. Under the terms of the Restricted Stock Agreement, the restricted shares will vest 25% per year at the end of years three, four, five and six, provided Mr. Kaczmarek is still with the Company, subject to accelerated vesting upon termination without cause, change of control, termination by Mr. Kaczmarek for good reason (each as defined in his employment agreement), death or disability. Mr. Kaczmarek has the right to vote the shares prior to the time they vest.

10.
Includes 5,726 shares held by Mr. Lefanowicz individually and 28,679 shares held by Mr. Lefanowicz in a personal Individual Retirement Account.

11.
Mr. Mayer retired from the Company on May 1, 2009.

12.
Includes 4,980 shares held for Mr. McGovern in a personal Individual Retirement Account.

13.
Includes 18,295 shares held by Mr. Moles' spouse.

14.
Includes 12,765 shares held by Mr. Polanen in a personal Individual Retirement Account and 1,623 shares held by his spouse.

15.
Includes 150 shares held by Mr. Toeniskoetter's spouse, and 12,250 shares held by the Toeniskoetter & Breeding, Inc. Profit Sharing Plan.

16.
Dimensional Fund Advisors LP ("Dimensional"), an investment advisor, furnishes investment advice to four investment companies and serves as investment manager to certain other commingled trusts and separate accounts. These investment companies, trusts and accounts are referred to as the "Funds." In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the shares held by the Funds. However, all securities reported in this table are owned by the Funds. The address for Dimensional is 6300 Bee Cave Road, Austin, Texas 78746. All of the foregoing information has been obtained from Schedule 13/G filed with the SEC on February 8, 2010.

17.
The Company's Employee Stock Ownership Plan owns 142,000 shares of our common stock all of which have been allocated. These include shares held for the account of the following named executive officers and included in the table for: Mr. Kaczmarek 1,454 shares, Mr. McGovern 4,723 shares, Mr. Del Biaggio, Jr. 2,302 shares, Mr. Parker 1,193 shares, Mr. Mayer 165 shares, and zero shares for Mr. Ong. Mr. Kaczmarek and Mr. McGovern are two of the three trustees of the Employee Stock Ownership Plan. As trustees, they have the power to vote any unallocated shares of Employee Stock Ownership Plan (currently no shares are unallocated) and allocated shares for which voting instructions are not otherwise provided.

CORPORATE GOVERNANCE AND BOARD MATTERS

        The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, the Board continually reviews its governance policies and practices, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of The NASDAQ Stock Market, to help ensure that such policies and practices are compliant and up to date.

Board of Directors

  Board Independence

        A majority of the Board of Directors consists of independent directors, as defined by the applicable rules and regulations of The NASDAQ Stock Market, as follows:

  Frank G. Bisceglia
  Jack W. Conner, Chairman of the Board
  Celeste V. Ford
  Mark E. Lefanowicz
  Robert T. Moles
  Humphrey P. Polanen
  Charles J. Toeniskoetter
  Ranson W. Webster

  The non-independent directors of the Board are Walter T. Kaczmarek and John J. Hounslow.

  Board and Committee Meeting Attendance

        During the fiscal year ended December 31, 2009, our Board of Directors held a total of 17 meetings. Each incumbent director who was a director during 2009 attended at least 75% of the aggregate of (a) the total number of such meetings; and (b) the total number of meetings held by all committees of the Board on which such director served, during 2009.

  Director Attendance at Annual Meetings of Shareholders

        The Board believes it is important for all directors to attend the Annual Meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. The Company's policy is to encourage, but not require, attendance by each director at the Company's Annual Meeting of Shareholders. All of our current directors attended our Annual Meeting of Shareholders in 2009.

  Communications with the Board

        Shareholders may communicate with the Board of Directors, including a committee of the Board or individual directors, by writing to the Corporate Secretary, Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California 95113-9940. Each communication from a shareholder should include the following information in order to permit shareholder status to be confirmed and to provide an address to forward a response if deemed appropriate:

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  The name, mailing address and telephone number of the shareholder sending the communication; and

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  If the shareholder is not a record holder of our common stock, the name of the record holder of our common stock beneficially owned must be identified along with the shareholder.

        Our Corporate Secretary will forward all appropriate communications to the Board or individual members of the Board specified in the communication. Our Corporate Secretary may (but is not required to) review all correspondence addressed to the Board or any individual member of the Board, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.

  Nomination of Directors

        The Company has a Corporate Governance and Nominating Committee. The duties of the Corporate Governance and Nominating Committee include the recommendation of candidates for election to the Company's Board of Directors.

        The Corporate Governance and Nominating Committee's minimum qualifications for a director are persons of high ethical character who have both personal and professional integrity, which is consistent with the image and values of the Company. The Corporate Governance and Nominating Committee considers some or all of the following criteria in considering candidates to serve as directors:

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  commitment to ethical conduct and personal and professional integrity as evidenced through the person's business associations, diversity, service as a director or executive officer or other commitment to ethical conduct and personal and professional integrity as evidenced in organizations and/or education;

  •
  objective perspective and mature judgment developed through business experiences and/or educational endeavors;

  •
  the candidate's ability to work with other members of the Board of Directors and management to further our goals and increase stockholder value;

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  the ability and commitment to devote sufficient time to carry out the duties and responsibilities as a director;

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  demonstrated experience at policy-making levels in various organizations and in areas that are relevant to our activities;

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  the skills and experience of the potential nominee in relation to the capabilities already present on the Board of Directors; and

  •
  such other attributes, including independence, relevant in constituting a board that also satisfies the requirements imposed by the SEC and The NASDAQ Stock Market.

        The Corporate Governance and Nominating Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Corporate Governance and Nominating Committee considers any candidate meeting the requirements for nomination by a shareholder set forth in the Company's Bylaws (as well as applicable laws and regulations) in the same manner as any other director candidate. The Corporate Governance and Nominating Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with the Company's Bylaws ensures that the Corporate Governance and Nominating Committee receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.

        The Corporate Governance and Nominating Committee will consider director nominees recommended by shareholders who adhere to the following procedure. The Company's Bylaws provide that any shareholder must give written notice to the President of the Company of an intention to nominate a director at a shareholder meeting. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Company not less than 21 days, nor more than 60 days, prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Company no later than the close of business on the tenth day following the day on which the notice of such meeting is sent by third class mail (if permitted by law), and no notice of intention to make nominations shall be required. The notification must contain the following information to the extent known to the notifying shareholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the number of shares of capital stock of the corporation owned by each proposed nominee; (iv) the name and residence address of the notifying shareholder; (v) the number of shares of capital stock of the corporation owned by the notifying shareholder; (vi) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; (vii) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudicated bankrupt; and (viii) a statement regarding the nominee's compliance with Section 2.3 of the Bylaws (see below).

        Nominees for the Board of Directors must also meet certain qualifications set forth in Section 2.3 of our Bylaws, which prohibit the election as a director of any person who is a director, executive officer, branch manager or trustee for any unaffiliated commercial bank, savings bank, trust company, savings and loan association, building and loan association, industrial bank or credit union that is engaged in business in (i) any city, town or village in which the Company or any affiliate or subsidiary thereof has offices, or (ii) any city, town or village adjacent to a city, town or village in which the Company or any affiliate or subsidiary thereof has offices.

        In considering diversity of the Board (in all aspects of that term) as a criteria for selecting nominees in accordance with its charter, the Corporate Governance and Nominating Committee takes into account various factors and perspectives, including differences of viewpoint, high quality business and professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Committee seeks persons with leadership experience in a variety of contexts and industries. The Committee believes that this expansive conceptualization of diversity is the most effective means to implement Board diversity. The Corporate Governance and Nominating Committee will assess the effectiveness of this approach as part of its annual review of its charter.

  Term of Office

        Directors serve for a one year term or until their successors are elected. The Board does not have term limits, instead preferring to rely upon the evaluation procedures described herein as the primary methods of ensuring that each director continues to act in a manner consistent with the best interests of the shareholders and the Company.

  Number and Composition of Board Committees

        The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has six standing committees: Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee, Loan Committee, Finance and Investment Committee and Strategic Issues Committee. An independent director, as defined by the applicable rules and regulations of The NASDAQ Stock Market, chairs the Board and its other standing committees. The Chair determines the agenda, the frequency and the length of the meetings and receives input from Board members.

  Executive Sessions

        Independent directors meet in executive sessions throughout the year including meeting annually to consider and act upon the recommendation of the Compensation Committee regarding the compensation and performance of the Chief Executive Officer.

  Evaluation of Board Performance

        A Board assessment and director self-evaluations are conducted annually in accordance with an established evaluation process and includes performance of committees. The Corporate Governance and Nominating Committee oversees this process and reviews the assessment and self-evaluation with the full Board.

  Management Performance and Compensation

        The Compensation Committee reviews and approves the Chief Executive Officer's evaluation of the top management team on an annual basis. The Board (largely through the Compensation Committee) evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect objectives and performance.

  Director Stock Ownership Guidelines

        In 2009, the Board adopted a policy that each future member of the Board is expected to hold, at a minimum, 10,000 shares of the Company's common stock. Any director not meeting the minimum level as of the effective date of their election to the Board has three years to bring his or her holdings up to this minimum level.

Code of Ethics

        The Board expects all directors, as well as officers and employees, to display the highest standard of ethics, consistent with the principles that have guided the Company over the years.

        The Board has adopted an Executive and Principal Financial Officers Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer and the senior financial officers of the Company to help ensure that the financial affairs of the Company are conducted honestly, ethically, accurately, objectively, consistent with generally accepted accounting principles and in compliance with all applicable governmental law, rules and regulations. We will disclose any amendment to, or a waiver from a provision of our Code of Ethics on our website. The Executive and Principal Financial Officers Code of Ethics is available on our website at www.heritagecommercecorp.com.

Reporting of Complaints/Concerns Regarding Accounting or Auditing Matters

        The Company's Board of Directors has adopted procedures for receiving and responding to complaints or concerns regarding accounting and auditing matters. These procedures were designed to provide a channel of communication for employees and others who have complaints or concerns regarding accounting or auditing matters involving the Company.

        Employee concerns may be communicated in a confidential or anonymous manner to the Audit Committee of the Board. The Audit Committee Chairman will make a determination on the level of inquiry, investigation or disposal of the complaint. All complaints are discussed with the Company's senior management and monitored by the Audit Committee for handling, investigation and final disposition. The Chairman of the Audit Committee will report the status and disposition of all complaints to the Board of Directors.

 Executive Officers of the Company

        Set forth below is certain information with respect to the executive officers of the Company:

Name	Age	Position	Officer Since
William J. Del Biaggio, Jr.	68	Executive Vice President/Marketing & Community Relations	2004
Margaret A. Incandela	45	Executive Vice President/Credit Risk Management	2009
Walter T. Kaczmarek	58	President and Chief Executive Officer	2005
Dan T. Kawamoto	59	Executive Vice President and Chief Administrative Officer	2009
Lawrence D. McGovern	55	Executive Vice President and Chief Financial Officer	1998
Michael R. Ong	59	Executive Vice President and Chief Credit Officer	2008
Raymond Parker	60	Executive Vice President/Banking Division	2005

        William J. Del Biaggio, Jr. has been with the Company since 1994 serving in various executive positions, and, since 2006, Mr. Del Biaggio, Jr. has served as an Executive Vice President. He is a former member of the Board of Directors.

        Margaret A. Incandela re-joined the Company in January 2009 as a Senior Vice President and was recently promoted to Executive Vice President/Credit Risk Management. She was the Senior Vice President and Chief Credit Officer of Diablo Valley Bank from 2006 through its acquisition by the Company, and continued in the role of Senior Credit Officer for the Diablo Valley region through 2008. From 2003 to 2005, Ms. Incandela was the Executive Vice President and Chief Credit Officer of CIB Bancshares, Inc. She has been working in the banking industry for over 22 years.

        Biographical information for Walter T. Kaczmarek is found under "Proposal 1—Election of Directors."

        Dan T. Kawamoto has served as Executive Vice President and Chief Administrative Officer of the Company since July, 2009. He was the Executive Vice President and Chief Financial Officer of 1st Century Bancshares, Inc. from February, 2007 to July, 2009. Prior to that, he was at Comerica Bank—Western Market as its Executive Vice President—Personal Financial Services from 1997 to 2007, and as its Chief Financial Officer from 1991 to 2003. Mr. Kawamoto was an audit partner for six years with Ernst & Young LLP prior to joining Comerica Bank in 1991.

        Lawrence D. McGovern has served as Executive Vice President and Chief Financial Officer of the Company since July, 1998.

        Michael R. Ong has served as Executive Vice President and Chief Credit Officer since August, 2008. He has been working in the banking industry for over 35 years, having worked at First Bank from March, 2007 to August, 2008, Comerica Bank from 1991 to 2007, and Plaza Bank of Commerce from 1984 to 1991.

        Raymond Parker has served as Executive Vice President of Heritage Bank of Commerce/Banking Division since May, 2005. From January, 2005 until joining Heritage Bank of Commerce, Mr. Parker served as a consultant and then a director to Exadel, Inc. From February, 2002 through May, 2002, Mr. Parker served as the President and Chief Executive Officer of Loan Excel, Inc. From 1974 through 1999, he was employed in various capacities by Union Bank of California, including Executive Vice President of the Banking Group.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

        The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer, other key executives and our principal outside advisors (legal counsel, outside auditors, and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

        The Company's Bylaws currently permit the number of Board members to range from 11 to 21, leaving the Board authority to fix the exact number of directors within that range. The Board has currently fixed the number of directors at 11, and we currently have 10 directors with one vacancy. See our proposal to reduce the range of the size of the Board on page 60 of this proxy statement.

Board Leadership Structure

        The Board of Directors is committed to maintaining an independent Board, and for many years a majority of the Board has been comprised of independent directors. It has further been the practice of the Company to separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. The Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings, presides over meetings of the full Board (including executive sessions), and facilitates communication among the independent directors and between the independent directors and the Chief Executive Officer. The Board further believes that the separation of the duties of the Chief Executive Officer and the Chairman of the Board eliminates any inherent conflict of interest that may arise when the roles are combined, and that an independent director who has not served as an executive of the Company can best provide the necessary leadership and objectivity required as Chairman of the Board.

Board Authority for Risk Oversight

        The Board has ultimate authority and responsibility for overseeing risk management of the Company. The Board monitors, reviews and reacts to material enterprise risks identified by management. The Board receives specific reports from executive management on financial, credit, liquidity, interest rate, capital, operational, legal compliance and reputation risks and the degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders.

        Board committees have responsibility for risk oversight in specific areas. The Audit Committee oversees financial, accounting and internal control risk management policies. The Company's internal Risk Management Steering Committee reports directly to the Audit Committee. The Risk Management Steering Committee is responsible for monitoring the Company's overall risk program. The Audit Committee receives quarterly reports from the Risk Management Steering Committee and the Company's internal audit department. The Audit Committee approves the independent auditor and its annual audit plan. The Audit Committee reports periodically to the Board on the effectiveness of risk management processes in place and the overall risk assessment of the Company's activities. The Compensation Committee assesses and monitors risks in the Company's compensation program. The Corporate Governance and Nominating Committee recommends director candidates with appropriate experience and skills who will set the proper tone for the Company's risk profile and provide competent oversight over our material risks.

 The Committees of the Board

        The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has six standing committees: the Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee, Loan Committee, Finance and Investment Committee, and Strategic Issues Committee.

        Audit Committee.    The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee charter adopted by the Board sets out the responsibilities, authority and specific duties of the Audit Committee. The Audit Committee charter is available on the Company's website at www.heritagecommercecorp.com.

        The responsibilities of the Audit Committee include the following:

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  Oversight of our financial, accounting and reporting process, our system of internal accounting and financial controls, and our compliance with related legal and regulatory requirements.

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  The appointment, compensation, retention and oversight of our independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent auditors' work, and reviewing and pre-approving any audit and non-audit services that may be performed by them.

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  Review with management and our independent auditors the effectiveness of our internal controls over financial reporting.

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  Approve the scope and engagement of external audit services and review significant accounting policies and adjustments recommended by the independent auditors and address any significant, unresolved disagreements between the independent auditors and management.

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  Review and discuss the annual audited financial statements with management and the independent auditors prior to publishing the annual report and filing the Annual Report on Form 10-K with the SEC.

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  Review and discuss with management and the independent auditors any significant changes, significant deficiencies and material weaknesses regarding internal controls over financial reporting required by the Sarbanes-Oxley Act of 2002. Oversee the corrective action taken to mitigate any significant deficiencies and material weaknesses identified.

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  Review with management and the independent auditors the effect of significant regulatory and accounting initiatives, changes, and pronouncements as well as significant and unique transactions and financial relationships.

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  Review with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, and receive and discuss with the independent auditors disclosures regarding the auditors' independence.

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  Oversee the internal audit function and the audits directed under its auspices.

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  Establish policies to ensure all non-audit services provided by the independent auditors are approved prior to work being performed.

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  Oversee and report to the full Board on the effectiveness of the Company's risk management processes and overall risk assessment of the Company's activities.

        Each member of the Audit Committee meets the independence criteria as defined by applicable rules and regulations of the SEC for audit committee membership and is independent and is "financially sophisticated" as defined by the applicable rules and regulations of The NASDAQ Stock Market. The members of the Audit Committee are Celeste V. Ford, Mark E. Lefanowicz and Humphrey P. Polanen, Committee Chair. The Audit Committee met 7 times during 2009.

        The Board of Directors has determined that Mr. Mark E. Lefanowicz has: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

        Therefore, the Board has determined that Mr. Lefanowicz meets the definition of "audit committee financial expert" under the applicable rules and regulations of the SEC and is "financially sophisticated" as defined by the applicable rules and regulations of The NASDAQ Stock Market. The designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

        The Audit Committee Report for 2009 appears on page 61 of this proxy statement.

        Compensation Committee.    The Company has a separately designated Compensation Committee, which consists entirely of independent directors as defined by the applicable rules and regulations of The NASDAQ Stock Market. The Compensation Committee has adopted a charter, which is available on the Company's website at www.heritagecommercecorp.com. The Compensation Committee has the following responsibilities:

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  Review and approve our compensation philosophy.

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  Review industry compensation practices and our relative compensation positioning.

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  Approve compensation paid to our Chief Executive Officer and other executive officers.

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  Review and approve the Compensation Discussion and Analysis appearing in our proxy statement.

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  Review director compensation programs, plans and awards.

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  Administer our short-term and long-term executive incentive plans and stock or stock-based plans.

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  Review and approve general employee welfare benefit plans and other plans on an as needed basis.

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  Retain advisors in its sole discretion to assist the Compensation Committee in the performance of its directors.

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  Perform the various reviews required by the U.S. Treasury Capital Purchase Program.

        The members of the Compensation Committee are Frank G. Bisceglia, Celeste V. Ford, Robert T. Moles, Committee Chair, and Ranson W. Webster. The Committee met 9 times in 2009.

        Corporate Governance and Nominating Committee.    The Company has a separately designated Corporate Governance and Nominating Committee, which consists of entirely independent directors under the applicable rules and regulations of The NASDAQ Stock Market. The Committee has adopted a charter, which is available on the Company's website at www.heritagecommercecorp.com.

        The purposes of the Corporate Governance and Nominating Committee include the following responsibilities:

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  Identifying individuals qualified to become Board members and making recommendations to the full Board of candidates for election to the Board.

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  Recommending to the Board corporate governance guidelines.

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  Leading the Board in an annual review of its performance.

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  Recommending director appointments to Board committees.

        The members of the Corporate Governance and Nominating Committee are Robert T. Moles, Humphrey P. Polanen, Charles J. Toeniskoetter, and Ranson W. Webster, Committee Chair. The Committee met 5 times in 2009.

        Finance and Investment Committee.    The Finance and Investment Committee is responsible for the development of policies and procedures related to liquidity and asset liability management, supervision of the Company's investments and preparation of the Company's annual budget. The members of the Finance and Investment Committee are Frank G. Bisceglia, Jack W. Conner, Committee Chair, John J. Hounslow, Walter T. Kaczmarek, and Mark E. Lefanowicz. The Finance and Investment Committee met 12 times during 2009.

        Loan Committee.    The Loan Committee is responsible for the approval and supervision of loans and the development of the Company's loan policies and procedures. The members of the Loan Committee are Frank G. Bisceglia, Committee Chair, John J. Hounslow, Walter T. Kaczmarek, Robert T. Moles, and Charles J. Toeniskoetter. The Loan Committee met 23 times during 2009.

        Strategic Issues Committee.    The principal duties of the Strategic Issues Committee are to provide oversight and guidance to senior management regarding the strategic direction of the Company, including development of overall strategic business plan. The members of the Strategic Issues Committee are Jack W. Conner, John J. Hounslow, Walter T. Kaczmarek, Charles J. Toeniskoetter, Committee Chair, and Ranson W. Webster. The Strategic Issues Committee met 7 times during 2009.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. They are required by SEC rules and regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our executive officers and directors were complied with during the year ended December 31, 2009, except for a late filing by Raymond Parker due to an administrative oversight, and late filings by John J. Hounslow, Mark E. Lefanowicz, Robert T. Moles, and Charles J. Toeniskoetter, due to a system upgrade that resulted in a longer than expected filing time.

Transactions with Management

        John J. Hounslow Agreements.    In June 2007, the Company completed the acquisition of Diablo Valley Bank. In connection with this transaction, the Company entered into a consulting agreement with Mr. Hounslow, a member of the Board of Directors, pursuant to which Mr. Hounslow provided consulting regarding post-acquisition transition issues, including retention and transition of employees and customers, marketing the "Heritage" brand name and such other services as were assigned to him from time to time by the President of Heritage Bank of Commerce. The agreement became effective on the effective date of the merger and extended for a term that expired on December 31, 2007. Mr. Hounslow received a consulting fee of $400,000 payable to him pro rata over a 30 month period that commenced in July 2007. Mr. Hounslow also agreed to enter into a 3 year non-competition, non-solicitation and confidentiality agreement with the Company which paid him $200,000 payable pro rata over 30 months commencing in July 2007. In consideration of entering into those agreements, Mr. Hounslow agreed to forgo an amount equal to 12 months of salary due to him for severance under his employment agreement with Diablo Valley Bank and agreed to terminate the employment agreement.

        Some of the Company's directors and executive officers, as well as other related persons (as defined under "Policies and Procedures for Approving Related Party Transactions" below), are customers of, and have had banking transactions with, the Company's subsidiary, Heritage Bank of Commerce, in the ordinary course of business, and Heritage Bank of Commerce expects to have such ordinary banking transactions with these persons in the future. In the opinion of the management of the Company and Heritage Bank of Commerce, all loans and commitments to lend included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and do not involve more than the normal risk of collectability or present other unfavorable features. Loans to individual directors, officers and related persons must comply with Heritage Bank of Commerce's lending policies and statutory lending limits. In addition, prior approval of Heritage Bank of Commerce's Board of Directors is required for all loans advanced to directors and executive officers. As of December 31, 2009, Heritage Bank of Commerce had no loans outstanding to directors, executive officers and other related persons.

Policies and Procedures for Approving Related Party Transactions

        The Board of Directors has adopted a written Statement of Policy with Respect to Related Party Transactions. Under this policy, any "related party transaction" may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines in the policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. For purposes of this policy, a "related person" means: (i) any person who is, or at any time since the beginning of the Company's last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner, principal or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

        A "related party transaction" is a transaction between the Company and any related person (including any transaction requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934).

        The Board of Directors has determined that the Audit Committee is best suited to review and approve related party transactions. Accordingly, at each calendar year's first regularly scheduled Audit Committee meeting, management shall recommend related party transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Committee shall approve or disapprove such transactions and, at each subsequently scheduled meeting, management shall update the Committee as to any material change to those proposed transactions. The Committee shall consider all of the relevant facts and circumstances available to the

Committee, including (if applicable) but not limited to: the benefits to the Company; the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee may participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in good faith. The Audit Committee shall convey the decision to the Chief Executive Officer, who shall convey the decision to the appropriate persons within the Company. In the event management recommends any further related party transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

Compensation Discussion and Analysis

        The Compensation Committee of the Board of Directors has responsibility for establishing, implementing and continually monitoring the compensation structure, policies and programs of the Company. The Compensation Committee is responsible for assessing and approving the total compensation structure paid to the Chief Executive Officer and the other executive officers. Thus, the Compensation Committee is responsible for determining whether the compensation paid to each of these executive officers is fair, reasonable and competitive, and whether it serves the interests of the Company's shareholders.

        The individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during 2009, as well as the other individuals included in the Summary Compensation Table, are referred to as the "named executive officers." This Compensation Discussion and Analysis identifies the Company's current compensation philosophy and objectives and describes the various methodologies, policies and practices for establishing and administering the compensation programs of the named executive officers.

Overview

        Like most companies in the financial services sector, the deteriorating economy had a significant negative impact on the Company's 2009 results of operations and on the price of the Company's common stock. The effect of these events and concerns that the economy may be recovering for some period of time were reflected in the compensation of the Company's named executive officers for 2009 and in a number of executive compensation-related actions that have been taken by the Company and the Compensation Committee with respect to 2010.

        The objectives of the Company's executive compensation program are to align a portion of each executive officer's total compensation with the annual and long-term performance of the Company and the interests of the Company's shareholders. The Company's Management Incentive Plan, which plays a key role in fulfilling this objective, is designed specifically to establish a direct correlation between the annual incentives awarded to the participants and the financial performance of the Company.

        The Company and the Compensation Committee believe our compensation philosophy, policies and objectives outlined within this Compensation Discussion and Analysis are appropriately designed to allow us to effectively compensate our employees both during times of positive performance and in times of weak performance. Consistent with our performance-based philosophy and objectives, and in view of the poor and deteriorating general economic conditions that began in 2008, no bonuses were paid or stock awards issued to the named executive officers in 2008 or 2009 (except stock options issued to one named executive officer who joined the Company in 2008), and none of our named executive officers received salary increases in 2009.

        In 2010, the Compensation Committee has taken a number of additional actions in response to the adverse economic conditions, including a freeze on named executive officers' base salaries for 2010. Given concerns about performance targets and long-range forecasting during these uncertain times, the Compensation Committee, with the assistance of its compensation consultant, is reviewing our compensation program to assure goals will result in shareholder value and continue to motivate and retain our senior management. Upon recommendation of our Chief Executive Officer, the Compensation Committee has frozen the salaries of each of our named executive officers for 2010. The Compensation Committee will review the compensation consultant report as it considers further actions for 2010.

Effect of the Emergency Economic Stabilization Act of 2008 and American Recovery and Reinvestment Act of 2009

        In October, 2008, the Department of the Treasury ("U.S. Treasury") established the Troubled Asset Relief Program ("TARP") under the Emergency Economic Stabilization Act of 2008, as amended ("EESA"). EESA provided immediate authority and facilities that the Secretary of the U.S. Treasury could use to restore liquidity and stability to the financial system. Section 101(a) of EESA authorizes the U.S. Treasury to establish the TARP. The U.S. Treasury implemented the Capital Purchase Program under TARP to make preferred stock investments in participating financial institutions.

        On February 13, 2009, Congress enacted the American Recovery and Reinvestment Act of 2009 ("ARRA"), which the President signed into law on February 17, 2009. Among other things, ARRA amended in its entirety Section 111 of EESA. Section 111 of EESA provides that certain entities that receive financial assistance from the U.S. Treasury under the TARP will be subject to specified executive compensation and corporate governance standards to be established by the U.S. Treasury.

        We participated in the Capital Purchase Program in November 2008 by selling preferred stock and common stock purchase warrants to the U.S. Treasury. We participated in the Capital Purchase Program so that we could continue to lend and support our current and prospective customers and further strengthen our capital base. As a result, we became subject to certain executive compensation requirements under EESA, U.S. Treasury regulations, and the contract pursuant to which we sold such preferred stock. On October 20, 2008, the U.S. Treasury issued an interim final rule under Section 111 of EESA (prior to its later amendment by ARRA) ("October 2008 Interim Final Rule"). The October 2008 Interim Final Rule established the original executive compensation standards for financial institutions participating in the Capital Purchase Program. These standards generally applied to our senior executive officers ("SEOs"). For these purposes our SEOs are the same individuals who are our named executive officers.

        On June 15, 2009, the U.S. Treasury issued its Interim Final Rule promulgated pursuant to Section 111 of EESA as amended by ARRA ("Interim Final Rule"). The provisions of ARRA and the Interim Final Rule supersede the October 2008 Interim Final Rule as well as several notices of guidance issued by the U.S. Treasury before the enactment of ARRA or the Final Interim Rule. ARRA prescribes new executive compensation standards, and requires the U.S. Treasury to establish these standards by promulgating regulations to implement Section 111. The Interim Final Rule complies with this statutory requirement to promulgate standards that implement ARRA provisions, consolidates all of the executive compensation related provisions that are specifically directed at TARP recipients into a single rule (superseding all prior rules and guidance), and utilizes the discretion granted to the U.S. Treasury under ARRA to adopt additional standards.

        Key features of ARRA and the Interim Final Rule as they apply to the Company are:

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  Prohibition on Bonuses.  A prohibition of the payment of any "bonus, retention award, or incentive compensation" to the five most highly compensated employees for as long as any Capital Purchase Program related obligations are outstanding. A "bonus" under the rules includes the issuance of stock options.

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  Restricted Stock with Cliff Vesting.  "Long-term" restricted stock is excluded from ARRA's bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock. The stock may "fully vest" only as the Capital Purchase Program obligations have been satisfied, subject to several exemptions, and the stock must be forfeited if the employee does not continue performing substantial services for the Company for at least two years from the date of grant.

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  Golden Parachutes.  Prohibition on making any severance/golden parachute payments (defined as any payment without regard to the amount of such payment) to any SEO or any of the next five most highly compensated employees upon termination of employment for any reason (except death or disability) or any payment due to a change in control. A golden parachute payment does not include any payment made for services performed or benefits accrued.

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  Clawback.  Recovery of any bonus or other incentive payments paid to any SEO or the next 20 most highly compensated employees that were made based on financial statements or other criteria that are later found to be materially inaccurate.

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  Tax Gross-Ups.  Prohibition on the payment of any "gross-up" to any SEO or the next twenty most highly compensated employees. A gross-up means any reimbursement of taxes owed with respect to any compensation (except for a tax equalization agreement relating to foreign compensation).

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  SEO Compensation Plans that Encourage Unnecessary Risk-Taking.  Prohibition on executive compensation plans that encourage SEOs to take unnecessary and excessive risks that threaten the Company's value. Every six months the Compensation Committee must discuss, evaluate and review SEO compensation plans to identify and take action to limit risks that encourage focus on short-term results over long-term results.

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  Perquisites.  Annually disclose to the U.S. Treasury and Federal Reserve Board any perquisites whose total value exceeds $25,000 for the fiscal year paid to any of the five highest compensated employees.

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  Earnings Manipulation.  Prohibition on compensation plans that encourage earnings manipulation. Every six months, the Compensation Committee must discuss, evaluate and review employee compensation plans to ensure they do not encourage manipulation of reported earnings to enhance employee compensation.

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  Certifications of CEO and CFO.  A requirement that the Company's Chief Executive Officer and Chief Financial Officer provide a written certification of compliance with the executive compensation restrictions in ARRA in the Company's annual report on Form 10-K filed with the SEC.

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  Excessive Expenditures.  Implementation of a company-wide policy regarding excessive or luxury expenditures.

        The Committee believes that the foregoing restrictions on executive compensation and any further restrictions on executive compensation which may be adopted could adversely affect the Company's ability to hire, retain or motivate its executive management and other key employees, and the Committee believes the Company may face increased competition for such employees from financial institutions that are not participants in the Capital Purchase Program.

Overview of Compensation Philosophy

        The Compensation Committee believes that the most effective executive compensation programs are those that align the interests of the executive with those of the Company's shareholders. The Compensation Committee believes that a properly structured compensation program will attract and retain talented individuals and motivate them to achieve specific short-term and long-term strategic objectives. The Compensation Committee believes that a reasonable percentage of executive pay should be based on the principles of pay-for-performance. However, the Compensation Committee also recognizes that the Company must maintain its ability to attract and retain highly talented executives. For this reason, an important objective of the Compensation Committee is to ensure the compensation programs of the named executive officers are competitive as compared to similar positions within our peer group companies ("Compensation Peer Group").

        The Compensation Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include base salary, variable performance-based cash/stock awards and stock-based compensation. We believe we should balance each of those elements. In part, we reviewed our Compensation Peer Group and other comparative survey data to determine an appropriate mix of each element. We also use our Compensation Peer Group and other comparative survey data to assess appropriate compensation levels as discussed in more detail later in this report.

        We provide our executives the opportunity to significantly increase their annual cash compensation through our variable performance-based cash/stock awards incentive program by improving the Company's performance in each of the relevant financial areas on an annual basis. We also expect that as those improvements are maintained and built upon, the Company's stock price will reflect these improvements. We use stock awards (stock options and/or restricted stock) to reward the long-term efforts of management and to retain management. These equity awards serve to increase the ownership stake of our management in the Company, further aligning the interests of the executives with those of our shareholders. We also consider other forms of executive pay, including our supplemental executive retirement plan and severance arrangements (including change of control provisions) as a means to attract and retain our executive officers including the named executive officers.

Compensation Program Objectives and Rewards

        The Company's compensation and benefits programs are driven by our business environment and are designed to enable us to achieve our mission and adhere to Company values. The programs' objectives are to:

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  Reflect our position as a leading community bank in our service areas;

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  Attract, engage and retain the workforce that helps ensure our future success;

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  Motivate and inspire employee behavior that fosters a high performance culture;

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  Support a one company culture;

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  Support overall business objectives;

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  Provide shareholders with a superior rate of return over the long term; and

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  Create shareholder value through the continuous provision of quality service to our customers.

Consequently, the guiding principles of our programs are to:

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  Promote and maintain a high performance banking organization;

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  Remain competitive in our marketplace for talent; and

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  Balance our compensation costs with our desire to provide value to employees and shareholders.

To this end, we will measure success of our programs by:

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  Overall business performance and employee engagement;

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  Ability to attract and retain key talent;

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  Costs and business risks that are limited to levels that optimize risk and return; and

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  Employee understanding and perceptions that ensure program value equals or exceeds program cost.

        All of our compensation and benefits for our named executive officers described below have as a primary purpose our need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable us to succeed in creating shareholder value in a highly competitive marketplace. Beyond that, different elements have specific purposes designed to reward different behaviors.

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  Base salary and benefits are designed to:

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  Reward core competence in the executive role relative to skills, position and contributions to the Company; and

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  Provide fixed cash compensation with merit increases competitive with the market place.

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  Annual incentive variable cash and stock awards are designed to:

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  Focus employees on annual financial objectives derived from the business plan that lead to long-term success;

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  Provide annual variable performance-based cash and stock awards to reward and motivate achievement of critical annual performance metrics selected by the Compensation Committee; and

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  Foster a pay-for-performance culture that aligns our compensation programs with our overall business strategy.

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  Equity-based compensation awards are designed to:

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  Link compensation rewards to the creation of shareholder wealth;

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  Promote teamwork by tying compensation significantly to the value of our common stock;

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  Attract the next generation of management by providing significant capital accumulation opportunities; and

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  Retain executives by providing a long-term-oriented program whose value could only be achieved by remaining with and performing with the Company.

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  A supplemental executive retirement plan facilitates our ability to attract and retain executives as we compete for talented employees in a marketplace where these plans are commonly offered.

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  Change of control and separation benefits with certain officers:

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  Individual employment contracts with certain executives provide for change of control and separation benefits.

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  Separation benefits provide benefits to ease an employee's transition due to an unexpected employment termination by the Company due to ongoing changes in the Company's employment needs.

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  Change in control benefits encourage key executives to remain focused on the Company's business in the event of rumored or actual fundamental corporate changes which will enhance shareholder value.

        The use of these programs enables us to reinforce our pay-for-performance philosophy, as well as strengthen our ability to attract, retain and motivate highly qualified executives. We believe that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention.

        Total compensation is generally targeted at the 75th percentile of our Compensation Peer Group. We target above the median of our Compensation Peer Group because of the competition in our market for talented executives and our desire to attract and, more importantly, retain and motivate talented individuals we believe are necessary to achieve the goals and objectives of our Board of Directors.

        Our programs and our ability to attract, retain and incentivize executive talent have been materially adversely affected by the requirements of EESA and ARRA and regulations by the U.S. Treasury implementing these statutes. Our inability to offer and/or pay (i) any bonus or incentive compensation (including stock options), except for cliff vesting restricted stock for only up to one third of base salary; or (ii) any severance or so-called "golden parachute" payments, regardless of the amount of the payment or reasons for termination of employment, will make it more difficult to compete for and retain executive talent in our market areas where other banks and companies in the financial services industry do not participate in the Capital Purchase Program.

Role of Compensation Committee in Determining Compensation

        The Compensation Committee has overall responsibility and authority for approving and evaluating the compensation programs and policies pertaining to our executives, including the named executive officers. The Compensation Committee is also responsible for reviewing and submitting to the Board of Directors recommendations concerning Board of Director compensation.

        When making individual compensation decisions for named executive officers, the Compensation Committee takes many factors into account, including the executive's experience, responsibilities, management abilities and job performance, overall performance of the Company, current market conditions and competitive pay for similar positions at comparable companies. In addition, the Compensation Committee reviews the relationship of various positions between departments, the affordability of desired pay levels and the importance of each position within the Company. These factors are considered by the Compensation Committee in a subjective manner without any specific formula or weighting.

        The Compensation Committee relies significantly on the input and recommendations of our Chief Executive Officer when evaluating these factors relative to the compensation of executive officers, excluding his own compensation, which is set according to the terms of his employment agreement and annual review by the Board of Directors. Because the Chief Executive Officer works closely with and supervises our executive team, the Compensation Committee believes that the Chief Executive Officer provides valuable insight in evaluating their performance. Our Chief Executive Officer provides the Compensation Committee with his assessment of the performance of each named executive officer and his perspective on the factors described above in developing his recommendations for the executive's compensation, including salary adjustments, incentive bonuses, annual equity grants and equity grants awarded in conjunction with promotions. The Chief Executive Officer also provides the Compensation Committee with additional information regarding the effect, if any, of market competition and changes in business strategy or priorities. The Compensation Committee discusses our Chief Executive Officer's recommendations and then approves or modifies the recommendations in collaboration with the Chief Executive Officer.

        Our Chief Executive Officer's compensation is determined solely by the Compensation Committee. Our Chief Executive Officer attends portions of the Compensation Committee meetings. Decisions relating to the Chief Executive Officer's pay are made by the Compensation Committee, without management present. The Compensation Committee reports its activities to our Board of Directors.

Role of Compensation Consultants

        Generally every two years, the Compensation Committee retains the services of executive compensation consultants to assess the competitiveness of our compensation programs, conduct other research as directed by the Compensation Committee, and support the Compensation Committee in the design and implementation of executive and Board of Director compensation. In 2007 and again in 2009, the Compensation Committee retained Carl D. Jacobs Group LLC ("Jacobs Group") to assist the Compensation Committee and management in the review and assessment of multiple aspects of our compensation programs, including equity compensation practices, and short-term and long-term incentive design. In 2007 and 2009 the Jacobs Group provided an independent analysis of the Company's executive compensation policies and practices and provided analyses on the pay practices of the Compensation Peer Group and other comparable market data. The Jacobs Group reports directly to the Compensation Committee, while collaborating with management, including our Chief Executive Officer, on behalf of the Compensation Committee, to develop programs which are supportive of our business strategy and needs.

        Our compensation programs for executive management and our Board of Directors in 2009 took into account the review and assessment presented in the Jacobs Group 2007 report. The Compensation Committee will use the results of the 2009 report (completed in December, 2009) in its review and deliberations about executive and Board of Director compensation issues and recommendations for 2010.

The Company Compensation Program

Market Positioning and Pay Benchmarking

        The Compensation Committee targets base salary close to the 60th percentile of the Compensation Peer Group data for the base salaries of the Chief Executive Officer and executive officers including the other named executive officers. The actual positioning of each named executive officer's compensation is dependent on considerations of the executive's performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive's responsibility (including risk management and corporate strategic initiatives), and the individual's success in promoting our core values and demonstrating leadership.

        In 2007, the Compensation Committee undertook a comprehensive review of the Company's compensation programs for executive officers, other elected officers, selected staff and the Board of Directors. The Jacobs Group, in consultation with the Compensation Committee, selected a peer group of financial institutions to establish a Compensation Peer Group for the 2007 report. The companies included in the Compensation Peer Group were selected from publicly traded banks in California and several from neighboring states based on: (i) compatibility of the Company based on size as measured through total assets between one and four billion dollars; (ii) similarity of their product lines and business focus; and (iii) the competitive market for executive talent. The Compensation Peer Group consisted of 16 publicly-traded independent community banks with the majority located in California. In addition to the Compensation Peer Group, the Jacobs Group also assembled, reviewed and compiled data from nine recognized published compensation surveys. Published surveys included California banks located in our service areas as well as local area data drawn from national surveys. The Comparative Peer Group and the comparative survey data were used to benchmark executive compensation levels against banks that have executive positions with responsibilities similar in breadth and scope to ours and that compete with us for executive talent. With such information, the Compensation Committee reviewed and analyzed compensation for each executive and made adjustments as appropriate. The Compensation Peer Group component companies used in the evaluation of the Company's compensation programs in the 2007 report for executive officers and the Board of Directors were as follows:

Bank of Marin Bancorp	First Mutual Bancshares
Beverly Hills Bancorp	First Regional Bancorp
Bridge Capital Holdings	Imperial Capital Bancorp
Capital Corp of the West	Nara Bancorp
Cascade Financial Corporation	Pacific Mercantile Bancorp
Center Financial Corporation	TriCo Bancshares
Farmers & Merchants Bancorp	Vineyard National Bancorp
First California Financial Group	Wilshire Bancorp

        In the 2009 report, the Jacobs Group revised the Compensation Peer Group used in the evaluation of the Company's compensation program with the same general criteria that were used in 2007, because several organizations were no longer independent and operating. The Compensation Peer Group component companies for the 2009 report were as follows:

Bank of Marin Bancorp	Pacific Mercantile Bancorp
Bridge Capital Holdings	PacWest Bancorp*
Cascade Financial Corporation	Preferred Bank*
Center Financial Corporation	Premier West Bancorp*
Farmers & Merchants Bancorp	Provident Financial Holdings*
First California Financial Group	Sierra Bancorp*
First Regional Bancorp	TriCo Bancshares
Heritage Oaks Bancorp*	WestAmerica Bancorp*
Nara Bancorp	Wilshire Bancorp
North Valley Bancorp*

*
Denotes new to peer group for 2009 report.

Pay Mix

        We do not allocate between cash and non-cash compensation and short-term versus long-term compensation based on specific percentages. Instead, we believe that the compensation package for our executives should be generally in line with the prevailing market, consistent with each executive's level of impact and responsibility.

Chief Executive Officer Compensation

        The Compensation Committee meets with the other independent directors each year in an executive session to evaluate the performance of the Chief Executive Officer. The Compensation Committee also confers with the Chief Executive Officer when setting his base salary. In 2009, the Compensation Committee considered management's continuing achievement of its short- and long-term goals versus its strategic objectives as well as financial targets. Emphasis was also placed on performance factors of the Company's business units, along with the results of the independent consultant's analysis of the pay practices of the 2007 Compensation Peer Group, comparative survey data used for the 2007 report, and personal performance goals established annually by the Compensation Committee. In view of the 2007 report, the Compensation Committee determined that the Chief Executive Officer's base salary in 2009 was aligned with the Company's compensation philosophy to pay at the 60th percentile of the 2007 Compensation Peer Group. The results of the 2009 report indicate that the Chief Executive Officer's base salary is 77% of the 60th percentile and his total compensation falls below the desired 75th percentile.

        The Compensation Committee accepted the Chief Executive Officer's recommendation that his salary should be frozen for 2009 in response to the current economic conditions adversely affecting the Company and the financial services industry. Consequently, the Chief Executive Officer's base salary remained at $333,700. The Chief Executive Officer has again recommended that his salary should remain flat for 2010, and the Compensation Committee has accepted his recommendation.

Base Salary

        In accordance with our compensation objectives, salaries are set and administered to reflect the value of the position in the marketplace, the career experience of the individual, and the contribution and performance of the individual.

        Although each of the named executive officers has an employment agreement with the Company, the initial base salary in each of the agreements may be increased (and has been in the past) in accordance with the Chief Executive Officer's evaluations and recommendations of the other named executives officers as well as the Compensation Committee's evaluation of the Company's overall compensation programs and policies.

        For 2009, the Compensation Committee considered the pay practices of the 2007 Compensation Peer Group and the analyses and recommendations provided by its independent consultant. In its review of base salaries for executive officers, the Compensation Committee concluded that the base salaries of the named executive officers were generally positioned near the 60th percentile. In evaluation of the base salaries in 2009 for the named executive officers, the Compensation Committee also considers the minimum, mid-range and maximum salaries paid to similarly situated positions at companies in the 2007 Compensation Peer Group as well as the performance levels of the named executive officer.

        In response to the current economic conditions adversely affecting the Company and the financial services industry, the Chief Executive Officer recommended that his base salary and the salaries of the other named executive officers should be frozen for 2009. The Compensation Committee accepted the recommendation. The Chief Executive Officer has again recommended that his salary and the salaries of the other named executive officers should remain flat for 2010 and the Committee has accepted the recommendation.

        Base salary drives the formula used in the Management Incentive Plan as discussed below under "Management Incentive Plan." Base salary is the only element of compensation that is used in determining the amount of contributions permitted under the Company's 401(k) plan.

Management Incentive Plan

        We believe that annual incentive compensation for named executive officers should be based on performance against pre-defined financial metrics and performance objectives. In 2009, each of our named executive officers was eligible to receive a bonus under the Company's Management Incentive Plan ("Incentive Plan"). Annual performance bonuses are designed to focus participants on, and reward them for, the achievement of specific annual financial, strategic and/or operational objectives of the Company.

        The incentive levels (as a percent of salary) are designed to provide for the achievement of threshold, target and maximum performance objectives. The financial metrics, performance objectives, and the formula for computing the performance bonus are established by the Compensation Committee early in each fiscal year.

        The award opportunities under the Incentive Plan were derived in part from comparative data provided by our independent consultant and in part by the Compensation Committee's judgment on internal equity of the positions, their relative value to the Company and the desire to maintain a consistent annual incentive target for the Chief Executive Officer and the other named executive officers.

        The payouts for executives under the Incentive Plan are targeted at the 75th percentile of comparative data provided by our independent consultant in years when we reach our target annual financial performance. If we reach, but do not exceed, the financial plan for any given year, the incentive payout, given current salary levels, should approximate the 70th percentile of comparative data.

        The incentive levels assigned as a percentage of base salary for 2009 were as follows:

	As a percent of base salary
Position	Threshold	Target
Walter T. Kaczmarek	15%	33%
Lawrence D. McGovern	15%	33%
William J. Del Biaggio, Jr.	15%	33%
James A. Mayer*	15%	33%
Michael R. Ong	15%	33%
Raymond Parker	15%	33%

*
James A. Mayer retired from the Company on May 1, 2009.

        Management recommends, and the Compensation Committee reviews and approves, the financial metrics for each plan year that must be met in order for awards to be paid. These financial metrics are weighted and are intended to motivate and reward eligible executives to strive for continued financial improvement of the Company, consistent with performance-based compensation and increasing shareholder value. The Compensation Committee typically identifies from three to five financial metrics which may be revised from year to year to reflect current business situations.

        The financial metrics selected for 2009 were net income, return on equity, non-performing assets and loan/deposit ratio. The Compensation Committee believes net income is a valid measurement in assessing how the Company is performing from a financial standpoint. Net income is an accepted accounting measure that drives earnings per share and shareholder returns over the long term. Return on equity is an accepted measure of growth and efficient use of capital. In addition, the Compensation Committee, in consultation with the Chief Executive Officer, concluded that, in view of the continual deterioration of the economy expected to occur in 2009, management should focus on credit quality and liquidity and deposit growth.

        The Compensation Committee believes that non-performing assets are an effective measure to monitor the Company's progress in improving its credit quality. The Company's loan to deposit ratio is a commonly used measure in the banking industry that measures liquidity as well as an indication of the Company's success in growing its deposit base.

        The Compensation Committee determines the weighting of financial metrics each year based upon recommendations from the senior management. For 2009, the Compensation Committee weighted the financial metrics as follow:

Net Income	25%
Return on Equity	25%
Non-Performing Assets	25%
Loan to Deposit Ratio	25%

        For 2009 as compared to 2008, the Company decreased the weighting for net income from 55% to 25% and added non-performing assets and the loan to deposit ratio in order to underscore management of credit quality, liquidity and deposit growth as primary objectives for the year. Return on equity was also added for 2009 because the Compensation Committee wanted to focus on the efficient use of the Company's capital. In 2009, the Committee added a further requirement for payment under the Incentive

Plan. Because the Committee believed that the Incentive Plan should balance risk-taking with performance, the Committee added a risk-based capital element to the plan. If the total risk-based capital ratio is below 11% at year-end 2009, bonus payments will be reduced by 50%, and if the ratio is below 10%, then bonuses would be reduced to zero.

        Performance objectives were generally identified through our annual financial planning and budget process. Senior management developed a financial plan for 2009, and the financial plan was reviewed and approved by the Board of Directors. The Compensation Committee received recommendations from senior management for financial performance objective ranges. The "target" level equated to the approved financial plan. The "threshold" performance level was set at 90% of the target level. In making the determination of the threshold and target levels, the Compensation Committee considered specific circumstances anticipated to be encountered by the Company during the coming year. Generally, the Compensation Committee sets the threshold and target levels such that the relative difficulty of achieving the target level is consistent from year to year. The Compensation Committee believed that targets established for the Incentive Plan in 2009 were sufficiently challenging given the economic climate and the level of growth and improvement in the various financial metrics that would have to occur to meet the various performance objectives.

        For 2009, performance was assessed relative to performance objectives for net income, return on equity, nonperforming assets and loan to deposit ratio. These performance objectives are shown below:

	Threshold	Target
Net Income (Loss)	<$3,133,900 >	<$2,849,000 >
Return on Equity	-1.77%	-1.61%
Non-Performing Assets	$38,500,000	$35,000,000
Loan/Deposit Ratio	93.1%	84.6%

        Upon completion of the fiscal year, the Compensation Committee assesses the performance of the Company for each financial metric comparing the actual fiscal year results to the pre-determined performance objectives for each financial metric calculated with reference to the pre-determined weight accorded the financial metric, and an overall percentage amount for the award is calculated. In addition, the Compensation Committee has discretionary authority to include qualitative subjective measures which may increase or decrease an award up or down by an additional 15% of base salary. The positive discretion may be utilized to address completion of special projects, department initiatives, or favorable achievements reflected in regulatory exam results. The Compensation Committee may also use its discretion in adjusting financial metrics and performance objectives for unexpected economic conditions or changes in the business of the Company.

        The Company did not reach the "threshold" or "target" performance objectives for any of the financial metrics in 2009. Therefore, none of the named executive officers received a stock award bonus under the Incentive Plan for 2009 performance.

        Impact of Capital Purchase Program.    The Incentive Plan was initially established as a cash award performance-based plan. As discussed above, however, the Company's participation in the U.S. Treasury Capital Program subjects it to various limitations on executive compensation. Among these limitations is a prohibition on the payment of bonuses to the Company's five highest paid employees. Because of these limitations, bonuses, if earned, under the Incentive Plan for 2009, are payable solely in long-term restricted stock as defined by the U.S. Treasury. Moreover, no bonus may exceed 33% of the named executive officer's annual compensation.

Equity-Based Compensation

        We believe that equity-based compensation should be a significant component of total executive compensation to align executive compensation with the long-term performance of the Company and to encourage executives to make value-enhancing decisions for the benefit of our shareholders. Each of the named executive officers is eligible to receive equity compensation. Historically, equity compensation has been delivered primarily in the form of stock options.

        Under the U.S. Treasury executive compensation restrictions for U.S. Treasury Capital Purchase Program participants, the issuance of stock options is prohibited under the general prohibitions on bonuses for the five highest paid employees of the Company. As such, the Company will utilize long-term restricted stock as necessary and where appropriate to comply with the restrictions. Long-term restricted stock is permitted under the U.S. Treasury restrictions so long as it vests no sooner than in proportion to the Company's redemption of its Series A Preferred Stock held by the U.S. Treasury.

        The Compensation Committee is responsible for determining equity grants to all staff members, including named executive officers, and in doing so considers past grants, corporate and individual performance, and recommendations of our Chief Executive Officer for staff members other than himself.

        The Company's Amended and Restated 2004 Equity Plan (the "Plan") (approved by our shareholders at the 2008 annual meeting) provides for the grant of non-qualified and incentive stock options, and restricted stock. The Compensation Committee approves all awards under the Plan and acts as the administrator of this Plan.

        Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of stock option grants is set at fair market value on the grant date. Under the stockholder-approved Plan, we may not grant stock options at a discount to fair market value or reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. We do not grant stock options with a so-called "reload" feature, nor do we loan funds to employees to enable them to exercise stock options. Stock options vest at a rate not less than 20% per year over five years from the date of grant and expire ten years from the grant date. Generally, options vest over four years. Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of our stock price.

        The Compensation Committee has established a stock option policy which recognizes that stock options have an impact on the profits of the Company under current accounting rules and also have a dilutive effect on the Company's shareholders. Accordingly, they are recognized as a scarce resource and option grants are given the same consideration as any other form of compensation. In consultation with the Jacobs Group and its 2007 report, the Compensation Committee has established ranges for the amount of options that may be granted that depend on the individual's position with the Company and whether the option is awarded as an incentive to attract an individual, to retain an individual or to reward performance. Stock award levels with the established ranges were determined based on market data. The Compensation Committee has targeted the 75th percentile of the comparative data with respect to these long-term incentive awards. More recently within the last several years, the Compensation Committee has approved primarily nonstatutory stock options instead of incentive stock options because of the tax advantages available to the Company for nonstatutory options and because employees generally do not take full advantage of the tax benefits available to them from incentive stock options.

        We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. The Company's options are granted at fair market value on a fixed date or event (the first day of service for new hires and the date of Compensation Committee approval for existing employees), with all required approvals obtained in advance of or on the actual grant date. All grants to executive officers require the approval of the Compensation Committee and the Board of Directors. Fair market value has been consistently determined as the closing price on The Nasdaq Global Select Market on the grant date. In order to ensure that its exercise price fairly reflects all material information,without regard to whether the information seems positive or negative, every grant of options is contingent upon an assurance by management and legal counsel that the Company is not in possession of material undisclosed information. If the Company is in a "black-out" period for trading under its trading policy or otherwise in possession of inside information, the date of grant is suspended until the second business day after public dissemination of the information.

        The Company's general practice has been to grant options only on the annual grant date at the Compensation Committee and Board of Directors' regular March meeting for current staff and at any other Compensation Committee meeting (whether a regular meeting or otherwise) held on the same date as a regularly scheduled Board meeting (which are held monthly) as required to attract new staff, retain staff or recognize key specific achievements. Because of the economic downturn, particularly in the financial services industry, the Committee did not award stock options to the named executive officers in 2008 and 2009, except to Michael Ong, who received stock options when he joined the Company in June 2008.

        We believe grants of stock awards encourages executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of our common stock, which benefits our shareholders.

Retirement Plans

        Our Amended and Restated Supplemental Retirement Plan ("SERP") is an important element of our compensation program. We compete for executive talent in our market area where many of our competitors offer supplemental retirement plans. These types of plans have been commonly offered in the community bank industry for some time. The SERP is a nonqualified defined benefit plan and is unsecured and unfunded and there are no plan assets. When the Company offers key executives participation in the SERP, including some but not all of the named executive officers, the supplemental retirement benefit awarded is based on the individual's position within the Company and a vesting schedule determined by the desirability of incenting the retention element of the program. The participant is 100% vested in his or her benefit at normal retirement (as defined in the plan). A participant whose employment terminates after the normal retirement date will receive 100% of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following retirement (unless selected otherwise by the participant) and continuing until the death of the participant. For information on the plan, see "Supplemental Retirement Plan for Executive Officers."

Prohibition on Speculation in Company Stock

        Our stock trading guidelines prohibit executives from speculating in our stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases), buying or selling publicly traded options, including writing covered calls, and hedging or any other type of derivative arrangement that has a similar economic effect.

Termination of Employment and Change in Control Provisions

        The Compensation Committee believes that a change in control transaction, or potential change in control transaction, would create uncertainty regarding the continued employment of our executives. This is because many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executives to remain employed with us during an important time when their continued employment in connection with or following a transaction is often uncertain and to help keep our executives focused on our business rather than on their personal financial security, we believe that providing certain of our executives with severance benefits upon certain terminations of employment is in the best interests of our Company and our shareholders.

        The Company does not have company-wide change of control agreements with its executive officers. Instead, the Chief Executive Officer and most of the other named executive officers have specific change of control and severance provisions in their respective employment agreements. The Compensation Committee considers the use of change of control provisions and severance provisions on a case by case basis depending on the individual's position with the Company and the need to attract and/or retain the individuals.

        The severance benefits provided for our named executive officers were determined by the Compensation Committee based on its judgment of prevailing market practices at the time each agreement was entered into. At present, we have employment agreements with Messrs. Kaczmarek, McGovern, Ong and Parker which detail their eligibility for payments under various termination scenarios. In addition, certain equity grants made to the named executive officers provide for vesting of stock options and, in the case of Mr. Kaczmarek vesting of restricted stock, upon a change of control.

        Impact of Capital Purchase Program.    The change of control provisions along with the other severance arrangements provided in the employment agreements with the named executive officers have been materially adversely affected by the provisions of EESA and ARRA. Each of the named executive officers with employment agreements requires the Company to comply with the provisions of EESA and ARRA, including the limitation on the payment of golden parachute and other severance payments. We have shown the severance and/or change in control payouts that would be payable to each named executive officer if the triggering event occurred on December 31, 2009 in the "Change in Control Arrangements and Termination of Employment" section in this Proxy Statement.

Tax Considerations

        Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, limits the allowable deduction for compensation paid or accrued with respect to the Chief Executive Officer and each of the four other most highly compensated executive officers of a publicly held corporation to no more than $1 million per year. Certain compensation is exempt from this deduction limitation, including performance-based compensation paid under a plan administered by a committee of outside directors, which has been approved by shareholders. The Company has not previously obtained shareholder approval of performance standards for its compensation plans or arrangements because its executives generally do not have compensation arrangements that would exceed $1 million per year.

        In light of Section 162(m), it is the policy of the Compensation Committee to modify, where necessary, our executive compensation program to maximize the tax deductibility of compensation paid to our executive officers when and if the $1 million threshold becomes an issue. At the same time, the Compensation Committee also believes that the overall performance of our executives cannot in all cases be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in our best interests and those of our shareholders. Under some circumstances, the Compensation Committee's use of discretion in determining appropriate amounts of compensation may be essential. In those situations where discretion is or can be used by the Compensation Committee, compensation may not be fully deductible.

        Section 409A ("Section 409A") of the Internal Revenue Code of 1986, as amended, among other things, limits flexibility with respect to the time and form of payment of deferred compensation. If a payment or award is subject to Section 409A, but does not meet the requirements that exempt such amounts from taxation under such section, the recipient is subject to (i) income tax at the time the payment or award is not subject to a substantial risk of forfeiture, (ii) an additional 20% tax at that time, and (iii) an additional tax equal to the amount of interest (at the underpayment rate under the Internal Revenue Code plus one percentage point) on the underpayment that would have occurred had the award been includable in the recipient's income when first deferred or, if later, when not subject to a substantial risk of forfeiture. We have made modifications to our plans and arrangements such that payments or awards under those arrangements either are intended to not constitute "deferred compensation" for Section 409A purposes (and will thereby be exempt from Section 409A's requirements) or, if they constitute "deferred compensation," are intended to comply with the Section 409A statutory provisions and final regulations.

        Impact of Capital Purchase Program.    While we are a participant in the Capital Purchase Program, no deduction will be claimed for federal income tax purposes for executive compensation that would not be deductible if Section 162(m)(5) were to apply to the Company. This requirement effectively limits deductible compensation paid to the named executive officers to $500,000.

Accounting Considerations

        Accounting considerations play an important role in the design of our executive compensation program. Accounting rules require us to expense the fair value of restricted stock awards and the estimated fair value of our stock option grants which reduces the amount of our reported profits. The Compensation Committee considers the amount of this expense in determining the amount of equity compensation awards.

Compensation Committee Report

        Compensation Discussion and Analysis.    The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 401(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

        Risk Assessment of Incentive Compensation Arrangements.    In connection with its participation in the U.S. Treasury Capital Purchase Program, the Compensation Committee is required to meet at least every six months with the Company's senior risk officers to discuss and review the relationship between the Company's risk management policies and practices and its SEOs incentive compensation arrangements, identifying and making reasonable efforts to limit any features in such compensation arrangements that might lead to the SEOs taking unnecessary or excessive risks that could threaten the value of the Company. The Compensation Committee, on behalf of the Company, must certify that it has completed the review and taken any necessary actions.

        In response to this requirement, the Compensation Committee meets with the senior risk managers of the Company (including its internal auditor, President of Heritage Bank of Commerce, Chief Financial Officer, Chief Credit Officer and Executive Vice President/Credit Risk Management). The Compensation Committee discusses the overall risk structure and the significant risks identified within the Company, and discusses the process by which those present at the meeting analyze the risks associated with the executive compensation program. This process includes, among other things, a review of the Company's programs and discussions with the Compensation Committee's independent compensation consultant about the structure of the Company's overall executive compensation program. This review includes the compensation potential under the Company's incentive plans, the long-term view encouraged by the design and vesting features of the Company's long-term incentive arrangements, and the extent to which the Compensation Committee and the Company's management monitor the program. The Compensation Committee also identifies areas of enterprise risk of the Company and evaluates the degree to which participants in a plan perform functions that have the potential to significantly affect overall enterprise risk. The Compensation Committee then analyzes the extent to which design features have the potential to encourage behaviors that could significantly contribute to enterprise risk.

        Our SEOs participate in the following two incentive compensation plans:

  •
  Management Incentive Plan; and

  •
  Amended and Restated 2004 Equity Plan.

        Based on its review (the most recent in March 2010), the Compensation Committee has determined that the Company's executive compensation program does not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company, and that no changes to these plans were required for this purpose.

  •
  Among the factors the Compensation Committee considered were the following:

  •
  Our Management Incentive Plan in 2009 imposed a specific dollar maximum amount for each participant, did not rely on a single financial measure in awarding bonuses, and imposed minimum capital ratios that must be satisfied before any bonuses may be paid. To the extent bonuses are earned, they are payable only in long-term restricted stock and are subject to "clawback" provisions.

  •
  Our 2004 Equity Plan imposes specific ranges of stock option grant limits that apply on an individual basis, and each option grant vests over four years. Vesting has historically been tied to tenure of employment and not tied to Company or individual performance. Stock options are subject to "clawback" provisions.

  •
  The Compensation Committee generally targets the 75th percentile of peer practice to limit total direct compensation.

        In addition to the incentive plans in which the SEO's participate, the Company has incentive plans for other officers and branch employees which reward performance. The Compensation Committee reviewed all non-SEO plans, and concluded that none of them, considered individually or as a group, presented any material threat to our capital or earnings, encouraged taking undue or excessive risks, or encouraged manipulation of financial data in order to increase the size of an award. Under one bonus plan the rewards offered are based on subjective criteria and are not tied directly to Company performance. Another plan that rewards bonuses for cost savings suggested by branch employees that are actually implemented is also not based on Company performance. Several other plans reward loan production, and internal controls with different levels of review and approvals are designed to prevent manipulation to increase an award. Moreover, employees eligible for production bonuses do not have loan approval authority.

        Certification.    As required by the U.S. Treasury Capital Purchase Program, the Compensation Committee certifies that it has (i) reviewed with senior risk officers the SEO compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company; (ii) reviewed with senior risk officers the Company's employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and (iii) reviewed the Company's employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Compensation Committee of the Board

Frank G. Bisceglia
Celeste V. Ford
Robert T. Moles, Chairman
Ranson W. Webster

Executive Compensation Tables

        The following table provides for the periods shown information as to compensation for services of the Company's principal executive officer, principal financial officer, one former executive officer who would have been included among the three highest executive officers if the executive had not retired during 2009, and the three other executive officers of the Company who had the highest total compensation (as defined in accordance with applicable regulations) with respect to the year ended 2009 (collectively referred to as the "named executive officers"):

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)(1)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)(2)	Non-Equity Incentive Plan Compensation ($) (g)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(4)	All Other Compensation ($) (i)(5)	Total ($) (j)
Walter T. Kaczmarek	2009	$333,700	—	—	—	—	$376,600	$28,879	$739,179
President & Chief	2008	$332,083	—	—	—	—	$366,800	$40,862	$739,745
Executive Officer	2007	$322,217	—	—	$167,750	$115,000	$146,900	$45,148	$797,015
Lawrence D. McGovern	2009	$222,000	—	—	—	—	$57,100	$13,107	$292,207
Executive Vice	2008	$220,833	—	—	—	—	$91,800	$15,542	$328,175
President & Chief	2007	$213,667	—	—	$100,650	$64,000	$24,400	$19,388	$422,105
Financial Officer
William J. Del Biaggio, Jr.	2009	$166,800	—	—	—	—	—	$14,767	$181,567
Executive Vice	2008	$166,000	—	—	—	—	$19,600	$16,158	$201,758
President/Marketing &	2007	$161,125	—	—	$46,970	$46,000	$10,800	$19,039	$283,934
Community Relations
James A. Mayer	2009	$80,923	—	—	—	—	—	$313,489	$394,412
Executive Vice	2008	$230,449	—	—	—	—	—	$22,057	$252,506
President/East
Bay Division(6)
Michael Ong	2009	$240,000	—	—	—	—	—	$10,619	$250,619
Executive Vice	2008	$84,615	—	—	$70,250	—	—	$35,290	$190,155
President/Chief
Credit Officer(7)
Raymond Parker	2009	$250,300	—	—	—	—	$249,300	$16,418	$516,018
Executive Vice	2008	$249,083	—	—	—	—	$129,100	$16,464	$394,647
President/	2007	$241,667	—	—	$100,650	$75,000	$92,500	$20,725	$530,542
Banking Division

(1)
The amounts in column (c) include amounts voluntarily deferred by each of the named executive officers into their 401(k) plan accounts. For 2009, Mr. Kaczmarek deferred $22,000, Mr. Ong deferred $22,000, and Mr. Parker deferred $20,500. Mr. Mayer and Mr. McGovern did not defer any amount in 2009.

(2)
No option awards were issued to the named executive officers in 2008 or 2009, except Mr. Ong who received stock options when he joined the Company in 2008. The amounts shown in column (f) reflect the grant date fair value for stock options issued under the Company's 2004 Equity Plan, and are reported for the fiscal year during which the stock options were issued, as determined pursuant to generally accepted accounting principles. The assumptions used in calculating the valuation for option awards may be found in Note 9 to the Company's consolidated financial statements for the year ended

  December 31, 2009, included in the Company's Annual Report on Form 10-K, filed with the SEC on March 17, 2010.

(3)
No cash awards were paid to the named executive officers for 2008 or 2009 performance. The amounts in column (g) reflect cash awards paid to named executive officers for performance in 2007 under the Management Incentive Plan.

(4)
The Company did not adopt or award any new pension or retirement benefits to the named executive officers in 2009. The amounts shown in column (h) for 2009 represent only the aggregate change in the actuarial present value of the accumulated benefit under the Company's Supplemental Executive Retirement Plan from December 31, 2008 to December 31, 2009. The amounts in column (h) were determined using interest rate and mortality rate assumptions consistent with those used in the Company's consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 11 to the Company's consolidated financial statements for the fiscal year ended December 31, 2009 included in the Company's Annual Report on Form 10-K filed with the SEC on March 17, 2010.

(5)
The amounts shown in column (i) include the following for each named executive:

	Common Stock Dividends Paid on Unvested Restricted Stock	Economic Value of Death Benefit of Life Insurance for Beneficiaries	401(k) Plan Company Matching Contributions	Other Insurance Benefit	Employee Stock Ownership Plan Company Contributions	Vacation	Severance	Auto Compensation
Walter T. Kaczmarek	$510	$14,047	—	$2,322	—	—	—	$12,000
Lawrence D. McGovern	—	$1,706	—	$1,132	—	$4,269	—	$6,000
William J. Del Biaggio, Jr.	—	$1,057	—	$4,502	—	$3,208	—	$6,000
James A. Mayer	—	—	—	$2,457	—	$11,032	$300,000	—
Michael R. Ong	—	—	—	$2,219	—	—	—	$8,400
Raymond Parker	—	$4,454	—	$3,564	—	—	—	$8,400

        The economic value of the death benefit amounts shown above reflects the annual income imputed to each executive in connection with Company-owned split-dollar life insurance policies for which the Company has fully paid the applicable premiums. These policies are discussed under "Supplemental Retirement Plan for Executive Officers."

(6)
Mr. Mayer retired from the Company effective May 1, 2009. The amount shown in column (i) for Mr. Mayer also includes $300,000 due to Mr. Mayer and payable pro rata over 18 months from the date of termination under the terms of his employment agreement, of which $117,036 had been paid as of December 31, 2009. See "Executive Contracts—James A. Mayer."

(7)
Mr. Ong joined the Company in August, 2008.

Executive Contracts

        Walter T. Kaczmarek—On October 17, 2007, the Company entered into an Amended and Restated Employment Agreement with Walter T. Kaczmarek. The employment contract is for three years and is automatically renewed each month for three additional years. Under the agreement, Mr. Kaczmarek receives an annual salary of $333,700 with annual increases, if any (last increased in 2008), as determined by the Board of Directors' annual review of executive salaries. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. Kaczmarek participates in the Company's 401(k) plan, under which he may receive matching contributions up to $1,000. He also participates in the Company's Employee Stock Ownership Plan. The Company provides Mr. Kaczmarek, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Kaczmarek is provided with life insurance coverage in the amount of two times his then current salary but no more than $700,000. He is provided with long-term care insurance, with a lifetime benefit of up to $432,000. The

Company reimburses Mr. Kaczmarek for up to $1,200 of expenses incurred by him for tax consultation and preparation of tax returns and any excess of insurance coverage for an annual physical examination. Mr. Kaczmarek is reimbursed for monthly dues for one country club and one business club membership. He receives an automobile allowance in the amount of $1,000 per month, together with reimbursements for gasoline and maintenance expenditures.

        Under his employment agreement, Mr. Kaczmarek is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

        Lawrence D. McGovern—On October 17, 2007, the Company entered into an Amended and Restated Employment Agreement with Lawrence D. McGovern. The employment contract is for one year and is automatically renewed for one year terms. Under the agreement, Mr. McGovern receives an annual salary of $222,000 with annual increases, if any (last increased in 2008), as determined by the Company's Chief Executive Officer and Board of Directors' annual review of executive salaries. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. McGovern participates in the Company's 401(k) plan, under which he may receive matching contributions up to $1,000. He also participates in the Company's Employee Stock Ownership Plan. The Company provides to Mr. McGovern, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. McGovern receives an automobile allowance in the amount of $500 per month, together with reimbursements for gasoline expenditures. Mr. McGovern is provided with life insurance coverage in the amount of two times his salary but not more than $700,000. He is also provided with long-term care insurance, with a lifetime benefit of up to $72,000.

        Under his employment agreement, Mr. McGovern is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

        James A. Mayer—The Company entered into a three year employment agreement with Mr. Mayer that became effective on the effective date of the acquisition of Diablo Valley Bank. On May 1, 2009, Mr. Mayer retired from the Company. His employment agreement provided for an annual base salary of $220,000 for the first 12 months, $240,000 for the second 12 months and $250,000 for the third 12 months. The agreement provided that, at the end of 18 months, Mr. Mayer had the opportunity for a 30 day period to terminate the agreement and his employment with 30 days prior written notice and, from the effective date of termination, he would receive a severance amount of $300,000 payable pro rata over the next following 18 months. On December 11, 2008, the Company and Mr. Mayer modified the employment agreement to provide that the agreement would be in effect until May 1, 2009 and upon termination Mr. Mayer would receive the severance amount set forth in his original agreement of $300,000 payable in 18 monthly payments commencing June 1, 2009. In addition to his salary, Mr. Mayer was eligible to participate in the Management Incentive Plan. Mr. Mayer also participated in other benefit programs offered to executives of the Company. Mr. Mayer has also entered into a three year non-competition, non-solicitation and confidentiality agreement with the Company that commenced upon the acquisition of Diablo Valley Bank on June 20, 2007. Mr. Mayer agreed to forgo an amount equal to 12 months of his salary due to him for severance under his employment agreement with Diablo Valley Bank and agreed to terminate the employment agreement.

        Under his employment agreement, Mr. Mayer was entitled to certain severance benefits on termination of employment, including change of control. See "Change of Control Agreements and Termination of Employment."

        Michael R. Ong—On August 12, 2008, the Company entered into an Employment Agreement with Michael R. Ong. The employment contract is for one year and is automatically renewed annually for one year terms. Under the Agreement, Mr. Ong receives an annual salary of $240,000 with annual increases, if any, as determined by the Company's Chief Executive Officer and Board of Directors' annual review of executive salaries. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. Ong participates in the Company's 401(k) plan, under which he may receive a matching contribution up to $1,000. He also participates in the Company's Employee Stock Ownership Plan. The Company provides to Mr. Ong, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Ong is also reimbursed for monthly dues for one country club membership. He also receives an automobile allowance in the amount of $700 per month, together with reimbursements for gasoline expenditures. Mr. Ong is provided with life insurance coverage in the amount of two times his salary but no more than $700,000. He is also provided with long-term care insurance, with a lifetime benefit of up to $72,000.

        Under his employment agreement, Mr. Ong is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

        Raymond Parker—On October 17, 2007, the Company entered into an Amended and Restated Employment Agreement with Raymond Parker. The employment contract is for one year and is automatically renewed for one year terms. Under the agreement, Mr. Parker receives an annual salary of $250,300 with annual increases, if any (last increased in 2008), as determined by the Company's Chief Executive Officer and Board of Directors' annual review of executive salaries. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. Parker participates in the Company's 401(k) plan, under which he may receive matching contributions up to $1,000. He also participates in the Company's Employee Stock Ownership Plan. The Company provides to Mr. Parker, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Parker is also reimbursed for monthly dues for membership at one country club. He also receives an automobile allowance in the amount of $700 per month, together with reimbursements for gasoline expenditures. Mr. Parker is provided with life insurance coverage in the amount of two times his salary not to exceed $700,000. He is also provided with long-term care insurance, with a lifetime benefit of up to $72,000.

        Under his employment agreement, Mr. Parker is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

        Executive Employment Agreements and Emergency Economic Act of 2008 and American Recovery and Reinvestment Act of 2009. All of the executive officer employment agreements provide that the payment of any amounts under the agreement are subject to the requirements of EESA and ARRA and any regulations promulgated thereunder by the U.S. Treasury so long as the U.S. Treasury owns the Company's Series A Preferred Stock.

Plan Based Awards

        Stock Based Plans.    In 1994, the Board of Directors adopted the Heritage Bank of Commerce 1994 Tandem Stock Option Plan (the "1994 Stock Option Plan") in order to promote the long-term success of the Company and the creation of shareholder value. The 1994 Stock Option Plan expired on June 8, 2004. In 2004, the Board of Directors adopted the Heritage Commerce Corp 2004 Stock Option Plan (the "2004 Plan"), which was approved by the Company's shareholders at the 2004 Annual Meeting. The 1994 Stock Option Plan and the 2004 Plan authorized the Company to grant stock options to officers, employees and directors of the Company and its affiliates. In 2009, the 2004 Plan was amended and restated as the 2004 Equity Plan to authorize the issuance of restricted stock in addition to stock options. The 2004 Equity Plan was approved by the Company's shareholders at the 2009 Annual Meeting.

        Management Incentive Plan.    The Company maintains a Management Incentive Plan adopted by the Board of Directors in 2005. Executive officers are eligible for target bonuses which are expressed as a percentage of their respective base salaries which increase as the level of performance of established goals increases. The bonuses are tied directly to the satisfaction of overall Company performance for the year. No bonuses were paid to the named executive officers for 2008 or 2009 performance. See "Compensation Discussion and Analysis" for information about the Management Incentive Plan.

        The following table provides information on the potential performance-based awards available if defined performance objectives were achieved in 2009 for each of the Company's named executive officers under the Company's Management Incentive Plan. No stock options or other stock awards were granted to the named executive officers in 2009.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)		Grant Date Fair Value of Stock and Options Awards (l)
										Exercise or Base Price of Option Awards ($/Sh) (k)
		Incentive Plan Awards(1)			Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Walter T. Kaczmarek	3/26/2009	$50,055	$110,121	—	—	—	—	—	—	—	—
Lawrence D. McGovern	3/26/2009	$33,300	$73,260	—	—	—	—	—	—	—	—
William J. Del Biaggio, Jr.	3/26/2009	$25,020	$55,044	—	—	—	—	—	—	—	—
James A. Mayer(2)	3/26/2009	$36,000	$79,200	—	—	—	—	—	—	—	—
Michael R. Ong	3/26/2009	$36,000	$79,200	—	—	—	—	—	—	—	—
Raymond Parker	3/26/2009	$37,545	$82,599	—	—	—	—	—	—	—	—

(1)
These potential performance-based awards were established under the Management Incentive Plan if the indicated level of performance was achieved in 2009 as described further in the "Compensation and Discussion Analysis" and in the discussion under "Plan Based Awards—Management Incentive Plan." They do not represent the actual payments made to the named executive officers. No payments were paid in 2009 to the named executive officers for 2009 performance.

(2)
Mr. Mayer retired from the Company effective May 1, 2009.

 Equity Compensation Plan Information

        The following table shows the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under equity compensation plans at December 31, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,110,056	(1)	$16.93	778,508
Equity compensation plans not approved by security holders	25,500	(2)	$18.15	N/A
Equity compensation plans not approved by security holders	462,963	(3)	$12.96	N/A

(1)
Consists of 150,969 options to acquire shares of common stock issued under the Company's 1994 Stock Option Plan, and 959,087 options to acquire shares under the Company's 2004 Equity Plan.

(2)
Consists of restricted stock issued to the Company's Chief Executive Officer pursuant to a restricted stock agreement dated March 17, 2005.

(3)
Consists of warrant issued to the U.S. Treasury on November 21, 2008 to purchase 462,963 shares of the Company's common stock. The warrant is immediately exercisable and has a 10 year term with an initial exercise price of $12.96.

Outstanding Equity Awards

        The following table shows the number of Company shares of common stock covered by exercisable and unexercisable stock options and the number of Company unvested shares of restricted common stock held by the Company's named executive officers as of December 31, 2009.

 Outstanding Equity Awards at Year End

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Options Exercise Price ($) (e)	Options Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Walter T. Kaczmarek	—	—		—	—	—	25,500	$102,510	—	—
	50,000	—		—	$18.15	3/17/2015	—	—	—	—
	17,054	2,946	(3)	—	$23.85	8/3/2016	—	—	—	—
	16,626	8,374	(4)	—	$23.89	5/4/2017	—	—	—	—
Lawrence D. McGovern	9,000	—		—	$9.51	4/25/2012	—	—	—	—
	7,500	—		—	$14.11	5/27/2014	—	—	—	—
	8,000	—		—	$20.00	8/11/2015	—	—	—	—
	8,527	1,473	(5)	—	$23.85	8/3/2016	—	—	—	—
	9,976	5,024	(6)	—	$23.89	5/4/2017	—	—	—	—
William J. Del Biaggio, Jr.	7,500	—		—	$8.50	10/24/2012	—	—	—	—
	2,500	—		—	$18.01	5/26/2015	—	—	—	—
	4,689	811	(7)	—	$23.85	8/3/2016	—	—	—	—
	4,656	2,344	(8)	—	$23.89	5/4/2017	—	—	—	—
James A. Mayer	—	—		—	—	—	—	—	—	—
Michael R. Ong	8,441	16,559	(9)	—	$11.15	8/25/2018	—	—	—	—
Raymond Parker	25,000	—		—	$18.65	5/16/2015	—	—	—	—
	5,000	—		—	$20.00	8/11/2015	—	—	—	—
	10,232	1,768	(10)	—	$23.85	8/3/2016	—	—	—	—
	9,976	5,024	(11)	—	$23.89	5/4/2017	—	—	—	—

(1)
Restricted stock issued to Mr. Kaczmarek pursuant to a restricted stock agreement dated March 17, 2005 entered into when Mr. Kaczmarek joined the Company. The restricted stock shares vest 25% per year at the end of years three, four, five and six.

(2)
The market value of the shares of restricted stock that have not vested is calculated by multiplying the number of shares of stock that have not vested by the closing price of our common stock at December 31, 2009 as reported on The NASDAQ Global Select Market, which was $4.02.

(3)
The options vest daily over 4 years beginning 8/3/2006 and have a term of 10 years.

(4)
The options vest daily over 4 years beginning 5/4/2007 and have a term of 10 years.

(5)
The options vest daily over 4 years beginning 8/3/2006 and have a term of 10 years.

(6)
The options vest daily over 4 years beginning 5/4/2007 and have a term of 10 years.

(7)
The options vest daily over 4 years beginning 8/3/2006 and have a term of 10 years.

(8)
The options vest daily over 4 years beginning 5/4/2007 and have a term of 10 years.

(9)
The options vest daily over 4 years beginning 8/25/2008 and have a term of 10 years.

(10)
The options vest daily over 4 years beginning 8/3/2006 and have a term of 10 years.

(11)
The options vest daily over 4 years beginning 5/4/2007 and have a term of 10 years.

 Option Exercises and Vested Stock Awards

        The following table sets forth information with regard to the exercise and vesting of stock options and vesting of shares of restricted stock for the year ended December 31, 2009, for each of the named executive officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized upon Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Walter T. Kaczmarek	—	—	12,750	$63,495
Lawrence D. McGovern	—	—	—	—
William J. Del Biaggio, Jr.	—	—	—	—
James A. Mayer(1)	—	—	—	—
Michael R. Ong	—	—	—	—
Raymond Parker	—	—	—	—

(1)
Mr. Mayer retired from the Company effective May 1, 2009.

401(k) Plan

        The Company has established a broad-based employee benefit plan under Section 401(k) of the Internal Revenue Code of 1986 ("401(k) Plan"). The purpose of the 401(k) Plan is to encourage employees to save for retirement. Eligible employees may make contributions to the plan subject to the limitations of Section 401(k). The 401(k) Plan trustees administer the Plan. The Company may match up to $1,000 of each employee's contributions. The 401(k) Plan allows highly compensated employees to contribute up to a maximum percentage of their base salary, up to the limits imposed by the Internal Revenue Code, on a pre-tax basis. Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries. The 401(k) Plan is designed to provide for distributions in a lump sum after termination of service. However, loans and in-service distributions under certain circumstances such as hardship, attainment of age 59-1/2, or a disability are permitted. For named executive officers, these amounts are included in the Summary Compensation Table under "All Other Compensation."

Employee Stock Ownership Plan

        In 1997, Heritage Bank of Commerce initiated a broad-based employee stock ownership plan ("Stock Ownership Plan"). The Stock Ownership Plan was subsequently adopted by the Company as the successor corporation to Heritage Bank of Commerce. The Stock Ownership Plan allows the Company, at its option, to purchase shares of the Company common stock on the open market. To be eligible to receive an award of shares under the Stock Ownership Plan, an employee must have worked at least 1,000 hours during the year and must be employed by the Company on December 31. The executive officers have the same eligibility to receive awards as other employees of the Company. Awards under the Stock Ownership Plan generally vest over four years. In addition, the value of a participant's account becomes fully vested upon reaching the age of 65 or termination of employment by death or disability. The Company may discontinue its contributions at any time. The amounts of contributions to the Stock Ownership Plan for named executive officers are included in the Summary Compensation Table in the column entitled "All Other Compensation."

 Supplemental Retirement Plan for Executive Officers

        The Company has established the 2005 Amended and Restated Supplemental Executive Retirement Plan (the "SERP" or the "Plan") covering key executives, including several of the named executive officers. The SERP is a nonqualified defined benefit plan and is unsecured and unfunded and there are no plan assets. When the Company offers key executives participation in the SERP, the supplemental retirement benefit awarded is based on the individual's position within the Company and a vesting schedule determined by the desirability of incentivizing the retention element of the program. The participant is 100% vested in his or her benefit at normal retirement, upon termination within two years from a change in control, or upon disability. However, the participant's vested benefit is reduced for payment prior to normal retirement age in accordance with the Plan terms.

        Normal Retirement.    A participant whose employment terminates after normal retirement (as defined in the Plan) will receive 100% of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following retirement (unless selected otherwise by the participant) and continuing until the death of the participant.

        Early Retirement.    In order to be eligible for early retirement benefits, the plan requires the participant to terminate employment (for reasons other than for cause or within two years from a change of control) after the date that the participant is at least 55 years old but prior to normal retirement as defined in the participant's participation agreement. The participant will then receive the portion of the supplemental retirement benefit that has vested as of the actual early retirement date. However, for each year (or partial year) before normal retirement age the participant receives an early retirement benefit, the vested benefit is reduced by five percent. Unless otherwise selected by the participant, the early retirement benefit will be paid monthly, with payments to commence on the first day of the month following the participant's separation from service and continuing until the death of the participant.

        Termination Before Early Retirement.    If a participant's employment is terminated without cause or the participant resigns, the participant shall be eligible to receive the portion of the supplemental retirement benefit that has vested as of the effective date of termination reduced by five percent for each year (or partial year) that the participant's benefits are paid prior to the participant's normal retirement age. Benefits are payable monthly commencing on the first of the month elected by the participant but not before the participant's early retirement age, and continuing until the death of the participant.

        Disability.    In the event a participant becomes disabled, the participant will receive the actuarial equivalent of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following determination that the participant is disabled and continuing until the death of the participant.

        Cause.    If a participant's employment is terminated for cause, the participant forfeits any rights the participant may have under the SERP.

        Change of Control.    If a participant's employment is terminated for any reason (except cause or after qualifying for normal retirement) within two years following a change of control, the participant will receive 100% of his or her supplemental retirement benefit commencing at the later of the first month following the age selected by the participant or the first month following the participant's separation from service, and continuing until the death of the participant. In the event payments commence prior to the participant's normal retirement age, then the benefit due to the participant will be reduced by five percent for each year (or partial year) that the participant's benefit is paid prior to the participant's normal retirement age.

        Company-owned split-dollar life insurance policies support the Company's obligations under the SERP. The premiums on the policies are paid by the Company. The cash value accrued on the policies supports the payment of the supplemental benefits for each participant. In the case of death of the participant, the participant's designated beneficiaries will receive 80% of the net-at-risk insurance (which means the amount of the death benefit in excess of the cash value of the policy).

        The following table shows the present value of the accumulated benefit payable to each of the named executive officers, including the number of service years credited to each named executive officer under the supplemental executive retirement plan:

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year ($) (e)
Walter T. Kaczmarek	Heritage Commerce Corp SERP	5	$1,292,700	—
Lawrence D. McGovern	Heritage Commerce Corp SERP	11	$401,200	—
William J. Del Biaggio, Jr.	Heritage Commerce Corp SERP	16	$152,700	$15,150
James A. Mayer(3)	Heritage Commerce Corp SERP	—	—	—
Michael R. Ong(4)	Heritage Commerce Corp SERP	—	—	—
Raymond Parker	Heritage Commerce Corp SERP	5	$674,000	—

(1)
The amounts in column (d) were determined using interest rate and mortality rate assumptions consistent with those used in the Company's consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 11 to the Company's consolidated financial statements for the fiscal year ended December 31, 2009, included in the Company's Annual Report on Form 10-K filed with the SEC on March 17, 2010.

(2)
The following vesting percentages apply to the named executive officers:

End of the year prior to termination	Walter T. Kaczmarek	Lawrence D. McGovern	William J. Del Biaggio, Jr.	James A. Mayer	Michael R. Ong	Raymond Parker
12/31/2009	48%	100%	100%	N/A	N/A	75%
12/31/2010	60%	100%	100%	N/A	N/A	90%
12/31/2011	72%	100%	100%	N/A	N/A	100%
12/31/2012	84%	100%	100%	N/A	N/A	100%
12/31/2013	100%	100%	100%	N/A	N/A	100%
(3)
Mr. Mayer retired from the Company effective May 1, 2009 and did not participate in the SERP.

(4)
Mr. Ong does not participate in the SERP.

 Management Deferral Plan

        In January 2004, the Company adopted the Heritage Commerce Corp Nonqualified Deferred Compensation Plan for certain executive officers. The purpose of the plan is to offer those employees an opportunity to elect to defer the receipt of compensation in order to provide termination of employment and related benefits taxable pursuant to Section 451 of the Internal Revenue Code of 1986, as amended (the "Code"). The plan is intended to be a "top-hat" plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The executive may elect to defer up to 100% of any bonus and 50% of any regular salary into the Management Deferral Plan. Amounts deferred are invested in a portfolio of approved investment choices as directed by the executive. Under the Management Deferral Plan, the Company may make discretionary contributions for the executive, but has not done so. Amounts deferred by executives to the plan will be distributed at a future date they have selected or upon termination of employment. The executive can select a distribution schedule of up to fifteen years. To date, none of the Company executive officers have elected to participate in the plan.

Change of Control Arrangements and Termination of Employment

        In connection with the Company's participation in the U.S. Treasury's Capital Purchase Program, the Company agreed that, until such time as the U.S. Treasury ceases to own the Series A Preferred Stock acquired under the program, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of EESA and agreed to not adopt any benefit plans with respect to, or which cover, its senior executive officers that do not comply with EESA. The subsequent enactment of ARRA, and issuance of rules and regulations issued by the U.S. Treasury in June, 2009, has amended, and in some cases expanded upon, provisions of Section 111(b) of EESA. These provisions prohibit any payment of golden parachutes (as defined by the U.S. Treasury regulation) to the named executive officers or the five next highly-compensated employees for departure from our Company for any reason, except for death, disability or payments for services performed or benefits accrued.

        The descriptions that follow reflect the post-termination benefits that the named executive officers would otherwise be entitled to, but for, in the case of some, the restrictions under EESA and ARRA.

        Stock Option Plans.    Each of the named executives holds options granted under the 2004 Equity Plan and/or the 1994 Stock Option Plan. Under these plans, option holders will be given 30 days' advance notice of the consummation of a change of control transaction during which time the option holders will have the right to exercise their options, and all outstanding options become immediately vested. The options terminate on the consummation of the change of control. In the event the option holder dies or becomes disabled, the option holder or his or her estate will have 12 months to exercise those options that have vested as of the date of termination of employment from a disability or death.

        Supplemental Executive Retirement Plan.    Several of the named executives are participants in the 2005 Amended and Restated Supplemental Executive Plan. If a participant's employment is terminated without cause or the participant resigns, the participant shall be eligible to receive the portion of the supplemental retirement benefit that has vested as of the effective date of termination reduced by five percent for each year (or partial year) that the participant's benefits are paid prior to the participant's normal retirement age. Benefits are payable monthly commencing on the first of the month elected by the participant, but not before the participant's early retirement age, and continuing until the death of the participant. In the event a participant becomes disabled, the participant will receive the actuarial equivalent of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following determination that the participant is disabled and continuing until the death of the participant. If a participant's employment is terminated for cause, the participant forfeits any rights the participant may have under the plan. If a participant's employment is terminated for any reason (except cause or after qualifying for normal retirement) within two years following a change of control, the participant will receive 100% of his or her supplemental retirement benefits commencing at the later of the first month following the age selected by the participant, or the first month following the participant's separation from service, and continuing until the death of the participant. In the event payments commence prior to the participant's normal retirement age, then the benefit due to the participant will be reduced by five percent for each year (or partial year) that the participant's benefit is paid prior to the participant's normal retirement age.

        Mr. Kaczmarek's Employment Agreement.    If Mr. Kaczmarek's employment is terminated without cause or he resigns for good reason, he will be entitled to a lump sum payment equal to two times his base salary and his highest annual bonus in the last three years. If he is terminated or he resigns for good reason 120 days before, or within two years after, a change of control, he will be paid a lump sum of 2.75 times his base salary and highest annual bonus in the last three years. If his employment is terminated by the Company without cause, or he resigns for good reason, or as a result of a change of control the Company terminates his employment or he resigns, his participation in group insurance coverages will continue on at least the same level as at the time of termination for a period of 36 months from the date of termination. In the event that the amounts payable to Mr. Kaczmarek under the agreement constitute "excess parachute payments" under the Internal Revenue Code of 1986 that are subject to an excise or similar tax, the amounts payable to Mr. Kaczmarek will be increased so that he receives substantially the same economic benefit under the agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. Kaczmarek has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees and customers.

        Mr. McGovern's Employment Agreement.    If Mr. McGovern's employment is terminated without cause, he will be entitled to a lump sum payment equal to one times his base salary, his highest annual bonus in the last three years and his annual automobile allowance. In the event that Mr. McGovern's employment is terminated by the Company or he resigns for good reason 120 days before, or within two years after, a change in control, he will be entitled to a lump sum payment of 1.5 times his base salary, his highest annual bonus in the last three years and his annual automobile allowance. If the employment agreement is terminated by the Company without cause, or as a result of a change of control the Company terminates his employment or he resigns, his participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. In the event that the amounts payable to Mr. McGovern under the agreement constitute "excess parachute payments" under the Internal Revenue Code of 1986 that are subject to an excise or similar tax, the amounts payable to Mr. McGovern will be increased so that he receives substantially the same economic benefit under the agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. McGovern has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

        Mr. Mayer's Employment Agreement.    On May 1, 2009, Mr. Mayer retired from the Company. On December 11, 2008, the Company and Mr. Mayer modified his employment agreement which provided that the employment agreement would remain in effect until May 1, 2009, at which time Mr. Mayer's employment would terminate. Under the terms of the modification, Mr. Mayer receives the severance amount set forth in his original employment agreement of $300,000 payable in 18 equal monthly payments of $16,666 per month. If Mr. Mayer was otherwise terminated before May 1, 2009 without cause or terminated in connection with a change in control, he would have been entitled to accrued salary and benefits and a lump sum severance payment equal to the greater of (x) 12 months of base salary then in effect, plus the highest annual bonus paid or payable during the term of the agreement (not to exceed $100,000), and (y) an amount equal to the number of months remaining on the term of the agreement at the time of termination multiplied by the base salary in effect at the time of termination. Additionally, following the termination of his employment, Mr. Mayer agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located at its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

        Mr. Ong's Employment Agreement.    If Mr. Ong's employment agreement is terminated without cause, he will be entitled to a lump sum payment equal to one times each of his base salary and his highest annual bonus in the last three years. In the event that Mr. Ong's employment is terminated by the Company or he resigns for good reason 120 days before or within two years after a change in control, he will be entitled to a lump sum payment of two times his base salary and his highest annual bonus in the last three years. If the employment agreement is terminated by the Company without cause, his participation in group insurance coverage would continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. If Mr. Ong's employment is terminated as a result of a change in control, or he resigns, these benefits will continue for an additional 24 months from the date of termination. In the event that the amounts payable to Mr. Ong under the agreement constitute "excess parachute payments" under the Internal Revenue Code of 1986 that are subject to an excise or similar tax, the amounts payable to Mr. Ong will be increased so that he receives substantially the same economic benefit under the Agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. Ong has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

        Mr. Parker's Employment Agreement.    If Mr. Parker's employment is terminated without cause, he will be entitled to a lump sum payment equal to one times his base salary and his highest annual bonus in the last three years. In the event that Mr. Parker's employment is terminated by the Company or he resigns for good reason 120 days before or within two years after a change in control, he will be entitled to a lump sum payment of two times his base salary and his highest annual bonus in the last three years. If the employment is terminated by the Company without cause, his participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. If Mr. Parker's employment is terminated by the Company as a result of a change in control, or he resigns, these benefits will continue for an additional 24 months from the date of termination. In the event that the amounts payable to Mr. Parker under the agreement constitute "excess parachute payments" under the Internal Revenue Code of 1986 that are subject to an excise or similar tax, the amounts payable to Mr. Parker will be increased so that he receives substantially the same economic benefit under the agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. Parker has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

        Mr. Kaczmarek's Restricted Stock Agreement.    On March 17, 2005, the Company entered into a restricted stock agreement pursuant to which Mr. Kaczmarek was granted 51,000 shares of common stock. The restricted stock vests 25% each year at the end of years three, four, five and six, provided Mr. Kaczmarek is still with the Company. The restricted stock becomes fully vested upon a change of control, disability, death, termination of employment by the Company without cause, or termination of employment by Mr. Kaczmarek for good reason.

        The following tables summarize the payments which would be payable to our named executive officers in the event of various termination scenarios. This information is for illustrative purposes only. Regardless of the manner in which a named executive's employment terminates, the officer would be entitled to (i) the vested portion of any stock option or restricted stock and (ii) the vested portion of the officer's benefit under the Supplemental Executive Retirement Plan.

        In accordance with the executive compensation limitations under ARRA, a portion of the payments reflected in the tables may fall within the U.S. Treasury's definition of a prohibited "golden parachute payment", and would therefore not be payable (and therefore have no value) in the event of a named executive officer's covered termination so long as we are participating in the U.S. Treasury Capital Purchase Program.

	Change in Control	Involuntary Termination Without Cause	Termination for Good Reason	Death	Disability
Walter T. Kaczmarek
Cash severance under employment agreement	$1,448,425	$1,053,400	$1,053,400	$—	$—
Health and life insurance premiums	50,129	50,129	50,129	—	—
Health and life insurance benefits	—	—	—	667,400	180,000	(4)
Long-term care insurance benefits	—	—	—	—	72,000
Supplemental executive retirement plan(1)(2)(3)	1,405,821	648,841	648,841	—	1,237,672
Unvested restricted stock awards (accelerated)	102,510	102,510	102,510	102,510	102,510
Split-dollar death benefits (upon death)	—	—	—	2,701,276	—
Outplacement services (layoff)	5,000	—	—	—	—
IRC 280(g) excise tax gross-up	1,424,100	—	—	—	—

Total:	$4,435,985	$1,854,880	$1,854,880	$3,471,186	$1,592,182

	Change in Control	Involuntary Termination Without Cause	Termination for Good Reason	Death	Disability
Lawrence D. McGovern
Cash severance under employment agreement	$492,000	$328,000	$—	$—	$—
Health and life insurance premiums	24,021	24,021	—	—	—
Health and life insurance benefits	—	—	—	444,000	147,984	(4)
Long-term care insurance benefits	—	—	—	—	72,000
Split-dollar death benefits (upon death)	—	—	—	1,058,068	—

Total:	$516,021	$352,021	$—	$1,502,068	$219,984

William J. Del Biaggio, Jr.
Health and life insurance benefits	$—	$—	$—	$333,600	$111,192	(5)
Long-term care insurance benefits	—	—	—	—	72,000
Split-dollar death benefits (upon death)	—	—	—	105,779	—

Total:	$—	$—	$—	$439,379	$183,192

James A. Mayer(6)
Cash severance under employment agreement	$330,000	$330,000	$—	$—	$—
Health and life insurance benefits	—	—	—	480,000	159,984	(5)
Long-term care insurance benefits	—	—	—	—	72,000

Total:	$330,000	$330,000	$—	$480,000	$231,984

Michael R. Ong
Cash severance under employment agreement	$480,000	$240,000	$480,000	$—	$—
Health and life insurance premiums	33,420	16,710	—	—	—
Health and life insurance benefits	—	—	—	480,000	159,984	(4)
Long-term care insurance benefits	—	—	—	—	72,000
Split-dollar death benefits (upon death)	—	—	—	—	—

Total:	$513,420	$256,710	$480,000	$480,000	$231,984

	Change in Control	Involuntary Termination Without Cause	Termination for Good Reason	Death	Disability
Raymond Parker
Cash severance under employment agreement	$760,600	$380,300	$—	$—	$—
Health and life insurance premiums	33,420	16,710	—	—
Health and life insurance benefits	—	—	—	500,600	166,848	(4)
Long-term care insurance benefits	—	—	—	—	72,000
Supplemental executive retirement plan(1)(3)	227,939	—	—	—	213,351
Split-dollar death benefits (upon death)	—	—	—	684,213	—
IRC 280(g) excise tax gross-up	412,342	—	—	—	—

Total:	$1,434,301	$397,010	$—	$1,184,813	$452,199

(1)
Assumes executive selected age 62 for commencement of the payment of this benefit.

(2)
If Mr. Kaczmarek terminates his employment for good reason or he is terminated without cause, he is entitled to be credited with two additional years of service.

(3)
The amount reflected in the table is the incremental increase in the benefit payable to the named executive officer in addition to the benefit payable under the terms of the Supplemental Executive Retirement Plan. See "Supplemental Retirement Plan for Executive Officers" and the tables included therein for information about the value of the accumulated benefit payable to each named executive officer.

(4)
This balance represents the annual payment of long-term disability for the named executive officers if necessary. This long-term payment would begin after an elimination period and a twelve week short-term disability period. This long-term disability payment will increase by 6% (cost of living adjustment) over the first five years of payments and cease at age 65.

(5)
This payment represents one year of benefits. The second year would increase 6% (cost of living adjustment). Only two years of payments are granted since the executive is currently over 65 years old.

(6)
Mr. Mayer retired from the Company effective May 1, 2009. The information in the table assumes Mr. Mayer's employment ended December 31, 2009. Under the terms of his employment agreement, he is entitled to a severance payment of $300,000 payable in 18 equal monthly payments commencing June 1, 2009.

Director Compensation

        This section provides information regarding the compensation policies for non-employee directors and amounts paid to these directors in 2009. Mr. Kaczmarek does not receive any separate compensation for his service as director.

        The Company has a policy of compensating non-employee directors for their service on the Board and Board committees of the Company. On an annual basis, the Compensation Committee reviews director compensation, including the individual fees and retainers, the components of compensation, as well as the total amount of director compensation appropriate for the Company.

        In 2009, each Board member received an annual retainer of $27,000. The chairman of the Board and the chairmen of the Board's various committees received an additional retainer, as follows:

Audit Committee, Investment Committee and Loan Committee	$3,500
Compensation Committee	$3,000
All other committees	$2,500
Chairman of the Board	$8,500

        In 2009, committee members and committee chairmen received meeting fees for each meeting attended as follows:

	Chairman	In Person	Telephonic
Audit Committee, Investment Committee and Loan Committee	$1,100	$1,000	$500
Compensation Committee	$1,000	$900	$450
All other committees	$900	$800	$400

        For 2010, the Board of Directors approved the recommendation of the Compensation Committee to restructure the cash compensation paid to directors. In 2010, each director will receive an annual retainer fee of $45,000. The chairman of each standing committee of the Board will receive an additional $3,000 per year, and the Chairman of the Board will receive an additional $5,000 per year. Fees will no longer be paid for attending Board or committee meetings.

        In addition to providing cash compensation, the Compensation Committee also believes in granting equity compensation to non-employee directors in order to further align their interests with those of shareholders and has adopted a policy of granting stock options to directors.

        Directors are entitled to annual grants of stock options as follows:

Board Chairman	4,500 - 5,500
Committee Chairman	3,500 - 4,500
Board members (non-chairman)	3,000 - 4,000

        In 2009, each of the directors received stock options in accordance with the above schedule, except Celeste V. Ford who received a grant of 7,500 stock options in view of her first year on the Board.

Director Fee Deferral Plan

        Directors may defer their fees through deferred compensation agreements ("Deferral Agreements"). Under the Deferral Agreements, a participating director may defer up to 100% of his or her board fees into a deferred account. In 2008, amounts deferred earned interest at the rate of 8% per annum. For 2009 and each year thereafter, the applicable rate of interest will be the prime rate published by the Wall Street Journal on the immediately preceding December 31st. For 2009, the rate of interest was 3.25%. A participating director is eligible to begin receiving benefits upon termination of service on the Board for any reason including death or disability.

        The Company has purchased life insurance policies on the lives of directors who have Deferral Agreements. It is expected that the earnings on these policies will offset the cost of the agreements. In addition, the Company will receive death benefit payments upon the death of the director. The proceeds will permit the Company to make the deferred payment as originally intended if the director dies prior to the completion of the Deferral Agreement.

        To date, one of our former directors, James R. Blair (who resigned effective January 1, 2010) is the only director who had a Deferral Agreement. For the years 2007, 2008, and 2009 the Company accrued expenses of $78,000, $83,000, and $54,000, respectively, to account for its obligation to pay deferred fees and related interests under Mr. Blair's agreement.

        The following table summarizes the compensation of non-employee directors for the year ended December 31, 2009.

Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Options Awards ($) (d)(1)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)(2)	All Other Compensation ($) (g)		Total ($) (h)
Frank G. Bisceglia	$69,704	—	$11,305	—	—	$731	(3)	$81,740
James R. Blair(4)	$28,500	—	$11,305	—	$8,100	$800	(3)	$48,705
Jack W. Conner	$52,800	—	$17,765	—	$9,300	$3,119		$82,984
Celeste V. Ford	$24,750	—	$11,400	—	—	—		$36,150
John J. Hounslow	$56,650	—	$9,690	—	—	$244,987	(5)	$311,327
Mark E. Lefanowicz	$40,500	—	$9,690	—	—	—		$50,190
Robert T. Moles	$53,550	—	$11,305	—	$11,900	—		$76,755
Humphrey P. Polanen	$39,304	—	$11,305	—	$22,500	$680	(3)	$73,789
Charles J. Toeniskoetter	$51,296	—	$11,305	—	—	$705	(3)	$63,306
Ranson W. Webster	$42,088	—	$11,305	—	$7,800	$307	(3)	$61,500

(1)
The amounts shown in column (d) reflect the grant date fair value for stock options issued under the Company's 2004 Equity Plan in 2009, as determined pursuant to generally accepted accounting principles. See Note 9 to the Company's consolidated financial statements for the year ended December 31, 2009, included in the Company's Annual Report on Form 10-K, filed with the SEC on March 17, 2010.

(2)
The amounts shown in column (f) represent only the aggregate change in the actuarial present value of the accumulated benefit measured from December 31, 2008 to December 31, 2009 under the respective director compensation benefits agreements. The amounts in column (f) were determined using interest rate and mortality rate assumptions, consistent with those used in the Company's consolidated financial statements, and includes amounts which the named director may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 11 to the Company's consolidated financial statements for the year ended December 31, 2009, included in the Company's Annual Report on Form 10-K filed with the SEC on March 17, 2010.

(3)
The amounts shown reflect the annual income imputed to each director in connection with Company owned split-dollar life insurance policies for which the Company has fully paid the applicable premiums.

(4)
Mr. Blair resigned from the Board effective January 1, 2010.

(5)
Includes $160,000 paid to Mr. Hounslow under his consulting agreement and $79,986 under his non-competition, non-solicitation and confidentiality agreement with the Company in 2009. See "Transactions with Management—John J. Hounslow Agreements" for discussions of these agreements. Also includes $5,001 for leased automobile payments in 2009.

 Director Outstanding Stock Options

        Each of the non-employee directors owned the following stock options granted under the 1994 Stock Option Plan and/or 2004 Equity Plan as of December 31, 2009:

Director	Stock Options
Frank G. Bisceglia	21,300
James R. Blair(1)	12,800
Jack W. Conner	23,800
Celeste V. Ford	7,500
John J. Hounslow	7,000
Mark E. Lefanowicz	7,000
Humphrey P. Polanen	16,300
Charles J. Toeniskoetter	28,800
Ranson W. Webster	21,300

(1)
Mr. Blair resigned from the Board effective January 1, 2010, and, subsequent to December 31, 2009, the terms of the stock options issued to Mr. Blair expired.

Director Compensation Benefits Agreement

        Prior to 2007, the Company entered into individual director compensation benefits agreements with each of its then directors. These agreements were amended and restated in December, 2008 ("Benefit Agreements"). The Benefits Agreements provide an annual benefit equal to a designated applicable percentage of $1,000 times each year served as a director, subject to a 2% increase each year from the date of the commencement of payments. The applicable percentage increases over time and equals 100% after nine years of service. In the event of a disability, or a resignation or termination pursuant to a change of control, the director's applicable percentage will be accelerated to 100%. Payments of benefits will be made in equal monthly payments on the first day of each month, commencing on the later of the director's attaining the age of 62 or the month following the month in which the director separates from service on the Board and continuing until the director's death. If a director is removed from the Board for cause he or she will forfeit any benefits under the Benefit Agreement. All of the participating directors are fully vested, except Jack W. Conner, Robert T. Moles, Charles J. Toeniskoetter, and Ranson W. Webster.

        Company-owned split-dollar life insurance policies support the Company's obligations under the Benefit Agreements. The premiums on the policies are paid by the Company. The cash value accrued on the policies supports the payment of the supplemental benefits for each participant. In the case of death of the participant, the participant's designated beneficiaries will receive 80% of the net-at-risk insurance (which means the amount of the death benefit in excess of the cash value of the policy).

        The following table shows the present value of the accumulated benefit payable to each director who has a director compensation benefit agreement, including the number of service years credited to each director under the Benefit Agreements.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year ($) (e)
Frank G. Bisceglia	Director Benefit Agreement	16	$182,200	$—
James R. Blair(3)	Director Benefit Agreement	16	$186,400	$—
Jack W. Conner	Director Benefit Agreement	5	$33,800	$—
Robert T. Moles	Director Benefit Agreement	5	$50,800	$—
Humphrey P. Polanen	Director Benefit Agreement	16	$194,600	$—
Charles J. Toeniskoetter	Director Benefit Agreement	8	$77,600	$—
Ranson W. Webster	Director Benefit Agreement	6	$44,100	$—

(1)
The amounts in column (d) were determined using interest rate and mortality rate assumptions consistent with those used in the Company's consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 11 to the Company's consolidated financial statements for the fiscal year ended December 31, 2009 included in the Company's Annual Report on Form 10-K filed with the SEC on March 17, 2010.
(2)
The following vesting percentages apply to the directors:

End of the year prior to termination	Frank G. Bisceglia	James R. Blair	Jack W. Conner	Robert T. Moles	Humphrey P. Polanen	Charles J. Toeniskoetter	Ranson W. Webster
12/31/2009	100%	100%	60%	60%	100%	80%	60%
12/31/2010	100%	100%	70%	70%	100%	90%	70%
12/31/2011	100%	100%	80%	80%	100%	100%	80%
12/31/2012	100%	100%	90%	90%	100%	100%	90%
12/31/2013	100%	100%	100%	100%	100%	100%	100%
(3)
Mr. Blair resigned from the Board effective January 1, 2010.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Bylaws of the Company provide that the number of directors shall not be less than 11 nor more than 21. By resolution, the Board of Directors has fixed the number of directors at 11. All of our directors serve one year terms that expire at the next following annual meeting. The Bylaws of the Company provide the procedure for nominations and election of the Board of Directors. For information on these procedures see "Corporate Governance and Board Matters—Nomination of Directors." Nominations not made in accordance with the procedures may be disregarded by the Chairman of the Annual Meeting and upon his instructions, the inspector of election will disregard all votes cast for such nominees.

        The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has recommended the nomination of the 10 current members of the Board of Directors for one year terms that will expire at the Annual Meeting to be held in 2011. The Board has one vacancy which the Corporate Governance and Nominating Committee and Board of Directors may fill before the 2011 Annual Meeting.

        If any nominee should become unable or unwilling to serve as a director, the proxies will be voted at the Annual Meeting for substitute nominees designated by the Board. The Board presently has no knowledge that any of the nominees will be unable or unwilling to serve.

        The following provides information with respect to each person nominated and recommended to be elected to the Board of Directors:

        FRANK G. BISCEGLIA, age 64, became a director of the Company in 1994. Mr. Bisceglia is a Senior Vice President—Investments, Advisory and Brokerage Services, Senior Portfolio Manager, Portfolio Management Program at UBS Financial Services, Inc., a full-service securities firm. Mr. Bisceglia has a Bachelor of Science degree in Investment Management from San Jose State University. Mr. Bisceglia contributes to the Board a substantial understanding of finance and investments from over 31 years of experience as a financial advisor to corporate and high-wealth individuals. As a long-term member of the Board and its Loan Committee, he has a broad based understanding of the Company's business and he has developed a general knowledge of the Company's credit administration and loan underwriting process.

        JACK W. CONNER, age 70, became a director of the Company in 2004. Mr. Conner was elected Chairman of the Board in July, 2006. Mr. Conner was Chairman and Chief Executive Officer of Comerica California from 1991 until his retirement in 1998, and remained a director until 2002. He was President and a director of Plaza Bank of Commerce from 1979 to 1991. Prior to joining Plaza Bank of Commerce, he held various positions with Union Bank of California where he began his banking career in 1964. Mr. Conner has a Bachelor of Arts degree from San Jose State University. Mr. Conner contributes to the Board over 20 years of executive leadership and substantial experience in the community banking industry. Having served as a Chief Executive Officer and President at several successful community banks in the Company's primary market, he brings a wide-ranging understanding of bank management, finance, operations and strategic planning. His demonstrated leadership ability, judgment and executive experience led the Board to elect him as Chairman of the Board.

        CELESTE V. FORD, age 53, became a director of the Company in 2009. Since 1995, Ms. Ford has served as the Chief Executive Officer of Stellar Solutions, Inc., a professional aerospace engineering services firm she formed. In 2000, she founded Stellar Ventures, a venture investment company for investment in early-stage technology development and market applications. In 2000, Ms. Ford co-founded QuakeFinder, LLC to research, develop and market technology to enable global forecasts of seismic activity. In 2004, she organized Stellar Solutions Aerospace Ltd., based in London, to serve overseas markets. Ms. Ford has received wide recognition in her field, having served on congressional commissions in the aerospace industry as well as on business panels focusing on entrepreneurship and women in business. She previously served as a member of the Boards of Directors of Foundry Networks, Bay Microsystems, Women's High Tech Coalition, and California Space Authority. Ms. Ford has a Bachelor of

Science degree from the University of Notre Dame, and a Masters of Science degree from Stanford University. Ms. Ford contributes to the Board her demonstrated executive leadership and general business knowledge developed from her substantial success as an entrepreneur. Her engineering background, industry standing and government service bring a unique perspective to the Board.

        JOHN J. HOUNSLOW, age 79, became a director of the Company in 2007. Mr. Hounslow is the former Chairman of the Board of Diablo Valley Bank. Mr. Hounslow is a former director of Greater Bay Bank (2000-2003), and was the founding Chairman and Chief Administration Officer of Mount Diablo National Bank (1995-2000). Mr. Hounslow also has over 40 years of senior management experience at various computer, natural resources and energy companies. Mr. Hounslow has a Bachelor of Science degree from State University of New York, and a Masters in Business Administration degree from Syracuse University Graduate School of Business. Mr. Hounslow contributes to the Board a depth of knowledge of the community banking industry and board practices of other community banks developed as a founder, executive, chairman and director at several financial institutions. His knowledge and involvement in the East Bay community are of particular value to the Board.

        WALTER T. KACZMAREK, age 58, became President, Chief Executive Officer and a director of the Company in 2005. Mr. Kaczmarek was Executive Vice President of Comerica Bank and of Plaza Bank of Commerce from 1990 to 2005. Prior to joining Plaza Bank of Commerce he served in various positions with Union Bank of California and also The Martin Group, a real estate investment development company. Mr. Kaczmarek contributes to the Board his breadth of knowledge of the Company's business, industry and strategy. Mr. Kaczmarek has a Bachelor of Science degree from Santa Clara University, and a Masters in Business Administration degree from San Jose State University. He brings to the Board a full understanding of the Company's banking business, markets, community and culture. He provides the Board with an overall perspective of all facets of the Company's business, financial condition and its strategic direction. Mr. Kaczmarek's leadership, communication, and decision-making skills are of particular value to the Board.

        MARK E. LEFANOWICZ, age 53, became a director of the Company in 2007. Mr. Lefanowicz is the Chief Financial Officer for Provident Funding Associates, a national direct mortgage lender. From 2004 through 2008, he was the President of E-Loan. From June 2001 through June 2004, Mr. Lefanowicz was the Chief Executive Officer of Bay View Franchise Mortgage Acceptance Co., a commercial loan servicing company. From July 2000 to June 2001, Mr. Lefanowicz was the Executive Vice President and Chief Financial Officer for Bay View Capital Corporation, a diversified financial services company and holding company for Bay View Bank. Mr. Lefanowicz held positions of increasing responsibility with Coopers & Lybrand, now part of PricewaterhouseCoopers, for 12 years, including the position of National Partner of Internal Audit Services. Mr. Lefanowicz is a former director of Diablo Valley Bank. Mr. Lefanowicz has a Bachelor of Science degree from the University of Wyoming. Mr. Lefanowicz contributes to the Board a breadth of knowledge of accounting and auditing, and the preparation of financial statements developed over 30 years as a certified public accountant, partner in a major accounting firm, and Chief Financial Officer for various financial institutions. His executive experience in Internet lending and mortgage lending servicing brings added perspective to the Board. With his background, the Board has designated Mr. Lefanowicz as the "financial expert" on the Audit Committee.

        ROBERT T. MOLES, age 55, became a director of the Company in 2004. Mr. Moles has been the Chairman of the Board of Intero Real Estate Services, Inc., a full-service real estate firm since 2002. Prior to joining Intero, he served as President and Chief Executive Officer of the Real Estate Franchise Group of Cendant Corporation, the largest franchiser of residential and commercial real estate brokerage offices in the world. Prior to joining Cendant, he served as President and Chief Executive Officer of Contempo Realty, Inc. in Santa Clara, California. Mr. Moles contributes to the Board a substantial expertise in the real estate industry in the Company's primary market. With over 33 years of experience in executive and managerial positions, he brings to the Board his skills in dealing with business and financial planning and personnel management. With his background, the Board elected him as Chairman of the Compensation Committee.

        HUMPHREY P. POLANEN, age 60, became a director of the Company in 1994. Mr. Polanen is the managing member of Sand Hill Management Partners LLC and Sand Hill Security LLC and the general partner of Dynamic Technology Ventures LP, each a private equity investment fund. Since 1999, Mr. Polanen has been actively involved as an investor and director in various venture capital-backed companies in the technology industry, and has served as a director of various private equity funds. He was the Managing Director of Internet Venture Partners BV, an investment firm, from 2000 to 2004. Prior to joining Internet Ventures he served in various executive positions with Sun Microsystems and Tandem Computers. Mr. Polanen is a director (and former Chairman of the Board) of St. Bernard Software, a publicly traded Internet security company. Mr. Polanen practiced corporate law for over 10 years at the beginning of his career. He has a Bachelor of Arts degree from Hamilton College and a Juris Doctorate degree from Harvard University. Mr. Polanen contributes to the Board a sophisticated knowledge and effective leadership perspective of general business, finance, investments and financial reporting developed over 30 years of experience as an executive, investor, director and business manager with advanced technology companies and private equity firms. He provides the Board with an important perspective on the technology industry. With his background, the Board elected him as Chairman of the Audit Committee.

        CHARLES J. TOENISKOETTER, age 65, became a director of the Company in 2002. Mr. Toeniskoetter is Chairman of the Board of Toeniskoetter & Breeding, Inc., Development, a Silicon Valley real estate development and investment company. He is a member of the Board of Directors of Redwood Trust, Inc. and SJW Corp. (both New York Stock Exchange companies). Mr. Toeniskoetter has a Bachelor of Science degree from the University of Notre Dame and a Master of Business Administration degree from Stanford University. Mr. Toeniskoetter contributes to the Board his entrepreneurial skills and substantial experience as a successful real estate owner, developer and investor, and his executive and financial experience as the owner of several businesses in the Company's primary market. Mr. Toeniskoetter's involvement in local and community affairs, and his service on the boards of two other publicly traded companies provide valuable insight and perspective to the Board.

        RANSON W. WEBSTER, age 65, became a director of the Company in 2004. Mr. Webster founded Computing Resources, Inc. ("CRI") in 1978, a privately-held general purpose service bureau specializing in automating accounting functions. He served as CRI's Chief Executive Officer and Chief Financial Officer. In 1999, CRI merged with Intuit, Inc., the maker of QuickBooks and Quicken financial software. In 1998, Mr. Webster founded Evergreen Capital, LLC, an early stage investment company focused on Internet and biotech companies. Mr. Webster contributes to the Board a substantial business acumen, executive strategic planning and financial experience developed through years of proven entrepreneurial success. Mr. Webster has a unique perspective of the Company as one of its founders and from his long-standing service on the Board. He has a general understanding of corporate governance principles as Chairman of the Board's Nominating and Corporate Governance Committee.

Recommendation of the Board of Directors

        The Board of Directors recommends the election of each nominee. The proxy holders intend to vote all proxies they hold in favor of the election of each of the nominees. If no instruction is given, the proxy holders intend to vote FOR each nominee listed.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company's executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. We believe that our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders. See "Executive Compensation—Compensation Discussion and Analysis."

        Under the American Recovery and Reinvestment Act of 2009, as a participant in the Capital Purchase Program we are required to provide shareholders with the right to cast an advisory vote on our compensation program at each annual meeting of shareholders. As a result, the Company is presenting this proposal, which gives you as a shareholder the opportunity to endorse or not endorse our executive pay program by voting for or against the following resolution:

        "RESOLVED, that the shareholders approve the compensation of our executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in the proxy statement."

        The Board of Directors recommends that shareholders endorse the compensation program for our executive officers by voting FOR the above resolution. As discussed in the Compensation Discussion and Analysis contained in this proxy statement, the Compensation Committee of the Board of Directors believes that the executive compensation for 2009 was reasonable and appropriate, and was the result of a carefully considered approach.

        In the event this non-binding proposal is not approved by our shareholders, such a vote shall not be construed as overruling a decision by the Board of Directors or Compensation Committee, nor create or imply any additional fiduciary duty by the Board of Directors or Compensation Committee, nor shall such a vote be construed to restrict or omit the ability of our shareholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the Board of Directors and Compensation Committee will consider the non-binding vote of our shareholders to this proposal when reviewing compensation policies and practices in the future.

Required Shareholder Vote

        The proposal must be approved by a majority of the shares present and voting in person or by proxy at the Annual Meeting.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote for this Advisory Proposal on Executive Compensation. The proxy holders intend to vote all proxies in favor of this proposal. If no instruction is given, the proxy holders intend to vote FOR the proposal.

 PROPOSAL 3—AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
FROM 30,000,000 TO 60,000,000

        The Board of Directors has adopted resolutions to amend our Articles of Incorporation to increase the number of authorized shares of our common stock from 30,000,000 to 60,000,000. The Board of Directors is proposing the amendment to our shareholders for their approval at the Annual Meeting.

        The form of the proposed amendment to our Articles of Incorporation to effect the increase in our authorized shares of common stock is attached to this proxy statement as Exhibit A.

Background and Reasons for the Amendment

        Our Articles of Incorporation currently authorize the issuance of 30,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of April 5, 2010, the record date for this meeting, there were 11,820,509 shares of common stock and 40,000 shares of preferred stock issued and outstanding. Of the remaining 18,179,491 authorized but unissued shares of common stock, 1,888,564 shares were reserved for issuance upon the exercise of outstanding stock options issued under the 1994 Stock Option Plan (which terminated in 2004) and for issuance upon exercise of outstanding stock options and future issuances of stock awards under our 2004 Equity Plan, and 462,963 shares were reserved for issuance upon conversion of outstanding warrants. As a result, we had 15,827,964 shares of common stock and 9,960,000 shares of preferred stock unreserved and available for future issuance as of April 5, 2010.

        We have been evaluating a broad range of strategic alternatives to further strengthen our capital base. Among the alternatives under consideration are the issuance of common stock and/or preferred stock. We do not currently have any agreements or commitments with respect to the issuance of any of the Company's securities. However, the Board of Directors believes that it is advisable to increase the number of authorized shares of common stock to ensure that we will have a sufficient number of shares to assure flexibility for the issuance of additional shares in the future. We may use the additional shares in connection with raising additional capital, merger and acquisition opportunities, the issuance of shares under current or future equity incentive plans for our directors, officers and employees, the issuance of stock dividends or stock splits, and other corporate purposes.

        If the authorization to increase the number of authorized shares was deferred until a specific need arose, the time and expense required to obtain necessary shareholder approval could prevent the Company from taking advantage of favorable strategic, business or financing opportunities. Historically, the Company has issued its common stock in moderation. Except for the shares authorized for the 2004 Equity Plan which has been approved by shareholders (including all subsequent amendments), the last instance in which the Company issued shares in the prior three years was in connection with the strategic acquisition of Diablo Valley Bank.

        Although an increase in the authorized shares of our common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in authorized shares of common stock is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means. In addition, the proposal is not part of any plan by our Board of Directors to recommend or implement a series of anti-takeover measures.

Procedure for Implementing the Authorized Share Increase

        The amendment to increase the authorized shares, if approved by our shareholders, would become effective upon the filing of a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of California. If the amendment is approved by our shareholders, we expect to file the certificate of amendment effecting the increase in the authorized shares promptly upon such approval.

Authority of the Board of Directors to Issue Additional Shares of Common Stock

        If this amendment is approved and we are authorized to issue additional shares of common stock, the Board of Directors will determine whether, when, and on what terms to issue the additional shares of common stock without further action by our shareholders, unless shareholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction.

Dilution to Existing Shareholders

        Our shareholders do not have preemptive rights. Therefore, if we decide to issue additional shares of common stock, we would have the discretion to determine to whom we offer these additional shares and would not be obligated to first offer these shares to our existing shareholders. Except for a stock split or stock dividend, issuances of common shares will dilute the voting power and ownership of our existing shareholders and will dilute earnings or loss per share of common stock. Depending on the price at which the shares are issued, an issuance may reduce the per share book value of the Company's common shares.

No Appraisal Rights

        Under California law and our Articles of Incorporation, holders of our common stock will not be entitled to dissenter's rights or appraisal rights with respect to the authorized share increase.

Vote Required to Approve the Amendment and Recommendation

        Under California law and our Articles of Incorporation, the affirmative vote of holders of a majority of the shares of common stock outstanding as of April 5, 2010, the record date for this meeting, is required to approve the amendment to the Articles of Incorporation.

Recommendation of the Board of Directors

        The Board of Directors recommends approval of the amendment to our Articles of Incorporation to increase the number of shares of common stock. The proxy holders intend to vote all proxies they hold in favor of the amendment. If no instruction is given, the proxy holders intend to vote FOR approval of the amendment to increase the number of authorized shares of common stock.

 PROPOSAL 4—AMENDMENT TO BYLAWS TO REDUCE THE RANGE OF THE SIZE OF THE BOARD OF DIRECTORS

        The Board of Directors has adopted resolutions to amend our Bylaws to reduce the range of the size of our Board from a range of 11 to 21 persons to a range of 9 to 15 persons.

        The form of the proposed amendment to our Bylaws to effect the change in the range of the size of our Board is attached to this proxy statement as Exhibit B.

Background and Reasons for the Amendment

        Section 2.2 of the Company's Bylaws provide for a Board of Directors in a range of 11 to 21 persons, with the exact number fixed and determined, from time to time, by resolution of the Board. The Board has proposed, subject to shareholder approval, an amendment to Section 2.2 to change the range of the size of the Board to a range of 9 to 15 persons. The Board is recommending this amendment because it believes that the work of the Board may be better managed and the full participation of all Board members increased by maintaining a smaller Board. The Board believes at this time that a Board consisting of 10 persons is appropriate for the Board and the business of the Company. Decreasing the range will provide flexibility to reduce the size of the Board in the future and to ensure that the maximum number in the range remains reasonable. Maintaining a reasonable size of the Board also reduces payments of director retainers and travel cost reimbursements. If the shareholders approve the amendment, the Board will maintain for the present time an authorized Board of 10 persons. If the shareholders do not approve the amendment, the Board will maintain the number of authorized persons for the Board at 11, with 10 persons being elected at the 2010 Annual Shareholders meeting and one vacancy to be filled by the Board later in the year.

        When the Company entered into its agreement with the U.S. Treasury to participate in the U.S. Treasury Capital Purchase Program in November 2008, the Board of Directors amended Section 2.2 to provide that in the event dividends payable on the shares of our Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether or not consecutive, the authorized number of directors shall automatically be increased by two (but shall in no event be increased to a number of directors that is greater than the maximum number of directors set forth in Section 2.2). These provisions of Section 2.2 will not be affected by the proposed amendment.

        Section 14.2 of the Company's Bylaws requires that any change in the authorized number of directors must be approved by the shareholders. The amendment requires the affirmative vote of a majority of the shares represented and voting at the meeting.

        If the Bylaw amendment is approved, it will become effective immediately.

Recommendation of the Board of Directors

        The Board of Directors recommends approval of the amendment to the Bylaws to reduce the range of the size of the Board to 9 to 15 persons. The proxy holders intend to vote all proxies they hold in favor of the amendment to the Bylaws. If no instruction is given, the proxy holders intend to vote FOR approval of the amendment to the Bylaws.

 PROPOSAL 5—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of Crowe Horwath LLP to serve as our independent registered public accounting firm for 2010, subject to ratification by our shareholders. A representative of Crowe Horwath LLP will be present at the Annual Meeting to answer questions and will have the opportunity to make a statement if so desired.

        We are asking our shareholders to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws, the SEC or The NASDAQ Stock Market, the Board is submitting the selection of Crowe Horwath LLP to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection of Crowe Horwath LLP, however, we reserve the discretion to retain Crowe Horwath LLP as our independent registered public accounting firm for 2010. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm, at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Audit Committee Report

        In accordance with its written charter adopted by the Company's Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2009, the Committee met 7 times, and the Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer prior to public release. The Committee discussed the interim financial statements with the Chief Financial Officer and the independent auditors prior to the filing of each quarterly Form 10-Q.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee reviewed with both the independent auditors and the internal auditors their audit plans and scope.

        The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and discussed and reviewed the results of the independent auditors' audit of the consolidated financial statements. The Committee also reviewed and discussed the results of the internal audit examinations.

        The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2009 with management and the independent auditors. The Committee has also reviewed "Management's Report on Internal Control over Financial Reporting" and the independent registered public accounting firm's opinion on the effectiveness of the Company's internal control over financial reporting, and discussed these reports and opinions with management and the independent registered public accounting firm prior to the Company's filing of its Annual Report on Form 10-K for the year ended December 31, 2009.

        Based on the above-mentioned review and discussion with management and the independent auditors, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Heritage Commerce Corp Audit Committee
Humphrey P. Polanen, Chairman Celeste V. Ford Mark E. Lefanowicz

March 11, 2010

        The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Act of 1934, and shall not otherwise be deemed filed under these Acts.

 Independent Registered Public Accounting Firm Fees

        The following table summarizes the aggregate fees billed to the Company by its independent auditor:

Category of Services	Fiscal Year 2009	Fiscal Year 2008
Audit fees(1)	$684,028	$566,435
Audit-related fees(2)	105,180	89,870
Tax fees(3)	66,750	110,550
All other fees(4)	9,800	22,245

Total accounting fees	$865,758	$789,100

(1)
Fees for audit services for 2009 and 2008 consisted of the audit of the Company's annual financial statements, review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q, consents and other services related to SEC matters, and the audit of the Company's internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Fees for 2009 include services related to the Company's two shelf registration statements filed with the SEC in 2009.

(2)
Fees for audit-related services for 2009 and 2008 consisted of financial accounting and reporting consultations and audits of the consolidated financial statements of the Company's employee benefit plans.

(3)
Fees for tax services for 2009 and 2008 consisted of tax compliance and tax planning and advice.

•
Fees for tax compliance services totaled $43,000 and $110,550 in 2009 and 2008, respectively. Tax compliance services are those rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings. Such services consisted primarily of preparation of the Company's consolidated federal and state income tax returns (in 2008, tax compliance services also included preparation of income tax returns and a federal loss carryback claim for Diablo Valley Bank for its tax year ended June 20, 2007, analysis of merger costs incurred by both the Company and Diablo Valley Bank, and analysis of depreciable lives for tax return purposes of various costs incurred for the construction of a new branch office building), assistance with state tax credits, and assistance regarding audits of the Company's California state tax returns.

•
Tax planning and advice services are those rendered with respect to proposed transactions. Tax planning and advice services totaled $23,750 in 2009. No tax planning and advice services were provided in 2008.

(4)
Fees for all other services in 2009 and 2008 consisted of assistance regarding the Internal Revenue Code Section 280(G) "excise tax gross-up" disclosures in the proxy statement for hypothetical events, and consultation with management regarding various internal control and accounting matters.

        The ratio of tax planning and advice fees and all other fees to audit fees, audit-related fees and tax compliance fees was approximately 4% and 3% for 2009 and 2008, respectively.

        In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC and the Public Company Accounting Oversight Board.

 Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountants in order to ensure that they do not impair the auditors' independence. The SEC's rules specify the types of non-audit services that the independent registered public accountants may not provide to its audit client and establish the Audit Committee's responsibility for administration of the engagement of the independent registered public accountants.

        Consistent with the SEC's rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accountants to the Company or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

Recommendation of the Audit Committee and the Board of Directors

        The Audit Committee of the Board of Directors and the Board of Directors recommends approval of the ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ended December 31, 2010. The proxy holders intend to vote all proxies they hold in favor of the proposal. If no instruction is given, the proxy holders intend to vote FOR approval of the proposal.

 PROPOSAL 6—AUTHORIZATION TO ADJOURN THE ANNUAL MEETING

        If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve the amendment to our Articles of Incorporation to increase the number of authorized shares of common stock, we may move to adjourn the Annual Meeting at that time to solicit additional proxies. In order to allow proxies that we have received by the time of the Annual Meeting to be voted for an adjournment, if necessary, we have submitted the question of adjournment to our shareholders as a separate matter for their consideration. If it is necessary to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 45 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting we may transact any business which might have been transacted at the original meeting.

Recommendation of the Board of Directors

        The Board of Directors recommends approval of the authorization to adjourn the Annual Meeting if required to solicit additional proxies to approve the amendment to our Articles of Incorporation to increase the number of authorized shares. The proxy holders intend to vote all proxies they hold in favor of the proposal. If no instruction is given, the proxy holders intend to vote FOR approval of the proposal.

 OTHER BUSINESS

        If any matters not referred to in this proxy statement come before the meeting, including matters incident to conducting the meeting, the proxy holders will vote the shares represented by proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting and, as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.

SHAREHOLDER PROPOSALS

        Under certain circumstances, shareholders are entitled to present proposals at shareholders' meetings, provided that the proposal is presented in a timely manner and in a form that complies with applicable regulations. Any shareholder proposals intended to be presented for consideration at the 2011 Annual Meeting of Shareholders, and to be included in the Company's proxy statement for that meeting under SEC Rule 14a-8, must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 21, 2010 in a form that complies with applicable regulations. If the date of next year's Annual Meeting is moved more than 30 days before or after the anniversary of this year's Annual Meeting, the deadline for inclusion is instead a reasonable time before the Company begins to print and mail its proxy materials.

        For a shareholder proposal to be presented at the Annual Meeting that is not intended to be included in the Company's proxy statement under SEC Rule 14a-8, the proposal must be submitted at least 45 days before the date this proxy statement and form of proxy is first mailed to shareholders. If the date of next year's Annual Meeting is more than 30 days before or after the anniversary of this year's Annual Meeting, the deadline for submitting a proposal is instead a reasonable time before the Company begins to print and mail its proxy materials.

HERITAGE COMMERCE CORP
Debbie Reuter Corporate Secretary

April 20, 2010
San Jose, California

Exhibit A

Proposed Amendment to the Articles of Incorporation
to Increase the Number of
Authorized Shares of Common Stock

ARTICLE III

        a.     The total number of shares of stock that the corporation shall have authority to issue is 70,000,000 shares, which shall be divided into two classes as follows: (a) 60,000,000 shares of Common Stock, and (b) 10,000,000 shares of Preferred Stock (hereinafter "Preferred Shares") of which 40,000 Preferred Shares shall be designated as "Fixed Rate Cumulative Perpetual Preferred Stock, Series A."

A-1

Exhibit B

Proposed Amendment to the Bylaws
to Reduce the Range of the Size of the Board of Directors

        2.2   Number.    The number of the corporation's directors shall be not less than nine nor more than fifteen, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of a majority of the shareholders at any meeting thereof. Notwithstanding anything in these bylaws to the contrary, for so long as the corporation's Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Designated Preferred Stock") is outstanding: (i) whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods (as defined in the Certificate of Determination for the Designated Preferred Stock) or more, whether or not consecutive, the authorized number of directors shall automatically be increased by two (but shall in no event be increased to a number of directors that is greater than the maximum number of directors set forth in Section 2.2 of these bylaws); and (ii) this sentence may not be modified, amended or repealed by the corporation's board or directors (or any committee thereof) or without the affirmative vote and approval of (x) the stockholders and (y) the holders of at least a majority of the shares of Designated Preferred Stock outstanding at the time of such vote and approval.

B-1

Date: Please detach here The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, 5 and 6 1. Election of Directors: 01 Frank G. Bisceglia 05 Walter T. Kaczmarek 09 Charles J. Toeniskoetter Vote FOR Vote WITHHELD 02 Jack W. Conner 06 Mark E. Lefanowicz 10 Ranson W.Webster all nominees from all nominees 03 Celeste V. Ford 07 Robert T. Moles (except as marked) 04 John J. Hounslow 08 Humphrey P. Polanen (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the following box.) 2. Advisory Vote to Approve Executive Compensation Program For Against Abstain 3. Amendment to the Company’s Articles of Incorporation to Increase the Number of Authorized Shares For Against Abstain 4. Amendment to Bylaws to Reduce the Range of the Size of the Board of Directors For Against Abstain 5. Ratification of Selection of Independent Registered Public Accounting Firm For Against Abstain 6. Authorization to Adjourn the Annual Meeting For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. This proxy card contains discretionary authority to your proxy to vote your shares on any other matter of which may be properly presented for action at the Annual Meeting. Signature(s) in Box Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Address Change? Mark Box Indicate changes below: COMPANY # There are three ways to vote your Proxy Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK EASY IMMEDIATE Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 26, 2010. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you. VOTE BY INTERNET – www.eproxy.com/htbk – QUICK EASY IMMEDIATE Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 26, 2010. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot. VOTE BY MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided to: Heritage Commerce Corp, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873 If you vote by Phone or Internet, please do NOT mail your Proxy Card Heritage Commerce Corp 150 Almaden Boulevard San Jose, CA 95113

Heritage Commerce Corp 150 Almaden Boulevard San Jose, CA 95113 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 27, 2010. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, 4, 5 and 6. By signing the Proxy, you revoke all prior proxies and appoint Walter T. Kaczmarek and Jack W. Conner and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matter which may come before the Annual Meeting and all adjournments. HERITAGE COMMERCE CORP ANNUAL MEETING OF SHAREHOLDERS MAY 27, 2010 1:00 P.M. 150 Almaden Boulevard San Jose, CA 95113 See reverse for voting instructions.